UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Cimarex Energy Co.

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1700 Lincoln Street, Suite 1800
Denver, CO 80203-4518

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	9:00 a.m. Central Daylight Time on Thursday, May 15, 2014

PLACE	Hyatt Regency Tulsa 100 East Second Street Tulsa, Oklahoma, USA, 74103

ITEMS OF BUSINESS	Item 1. Election of Directors

Item 2. Advisory vote to approve executive compensation

Item 3. Approve 2014 Equity Incentive Plan

Item 4. Ratification of independent auditors

Transact any other business that properly comes before the Meeting and any adjournment or postponement of the Meeting

RECORD DATE	March 19, 2014

MAILING DATE TO SHAREHOLDERS	April 4, 2014

MATERIALS TO REVIEW	This booklet contains our Notice of 2014 Annual Meeting and Proxy Statement. Our 2013 Annual Report is available on our website at www.cimarex.com.

PROXY VOTING

It is important that your shares be represented and voted at the Meeting. You can vote your shares by following the Internet or telephone instructions on page 8 of this proxy statement. If you received a paper copy of the proxy card, you may also vote by completing and mailing the proxy card in the postage-paid envelope provided for your convenience. You may also attend and vote at the Annual Meeting. You may revoke your proxy at any time before the vote is taken by following the instructions on page 10 of this proxy statement.

April 4, 2014	Mary Kay Rohrer Corporate Secretary

VOTING INFORMATION

WE WANT TO HEAR FROM YOU – VOTE TODAY

It is important that you vote. Please carefully review the proxy materials for the 2014 Annual Meeting of Shareholders and follow the instructions below to cast your vote on all of the voting matters.

Voting Matters and Board Recommendations

Our Board’s Recommendation

Election of Directors (page 12)	FOR each Director Nominee
Advisory Vote to Approve Executive Compensation (page 49)	FOR
Approve 2014 Equity Incentive Plan (page 49)	FOR
Ratification of Independent Auditors (page 57)	FOR

Advance Voting Methods

Even if you plan to attend the 2014 Annual Meeting of Shareholders in person, please vote right away using one of the following advance voting methods (see page 8 for additional details). Make sure to have your proxy card or voting instruction form in hand and follow the instructions.

You can vote in advance in one of three ways:

Visit the website listed on your proxy card/voting instruction form to vote VIA THE INTERNET
Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE
Sign, date and return your proxy card/voting instruction form in the enclosed envelope to vote BY MAIL

Voting at our 2014 Annual Meeting of Shareholders

All shareholders of record may vote in person at the 2014 Annual Meeting of Shareholders, which will be held on Thursday, May 15, 2014 at 9:00 a.m., local time, at the Hyatt Regency Tulsa, 100 East Second Street, Tulsa, Oklahoma. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in the response to question 14 on page 11 of “Questions and Answers about the Meeting and Voting.”

Proxy Statement Summary

Director Nominees (page 12)

You are being asked to vote on the following four Director Nominees. Directors are elected by a majority of votes cast. Detailed information about each Director’s background, skill sets and areas of expertise can be found beginning on page 12.

NAME	AGE	DIRECTOR SINCE	POSITION	INDEPENDENT	AC	C/G	NOM	OTHER PUBLIC BOARDS
David A. Hentschel	80	2002	Retired, former Chairman and CEO, Occidental Oil and Gas Corporation	Yes		X	X	0
Thomas E. Jorden	56	2011	Chairman and CEO, President, Cimarex Energy Co.	No				0
Floyd R. Price	65	2012	Retired, former executive officer, Apache Corp.	Yes	X		X	1
L. Paul Teague	79	2002	Retired, former Vice President Texaco USA	Yes		X	X	0

Continuing Directors (page 15)

The following are Cimarex’s continuing Directors. Detailed information about each Director’s background, skill sets and areas of expertise can be found beginning on page 15.

NAME	AGE	DIRECTOR SINCE	TERM EXPIRES	POSITION	INDEPENDENT	AC	C/G	NOM	OTHER PUBLIC BOARDS
Joseph R. Albi	55	2011	2015	Chief Operating Officer	No				0
Jerry Box	75	2005	2015	Chairman, Newpark Resources	Yes		X	X	1
Hans Helmerich	55	2002	2016	Chairman and former CEO of Helmerich & Payne	Yes		X	X	3
Harold R. Logan	69	2009	2016	Chairman, Suburban Propane Partners L.P.	Yes	X		X	2
Monroe W. Robertson	64	2005	2016	Private investor	Yes	X		X	1
Michael J. Sullivan	74	2002	2015	Senior Attorney, Lucas Roca Rothgerber	Yes	X		X	1

AC	Audit Committee
C/G	Compensation and Governance Committee
NOM	Nominating Committee

Governance Highlights (page 18)

Cimarex is committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens the Board of Directors, fosters management accountability, and helps build public trust in Cimarex. Highlights include:

•    8 of 10 independent directors

•    Independent Lead Director

•    Majority Voting

•    Active Shareholder Engagement

•    Clawback policy

•    Non-Hedging and Non-Pledging Policies

•    Director and Management Stock Ownership Guidelines

•    No Tax Gross Ups

2013 Executive Compensation (page 29)

Below is the 2013 compensation for each Named Executive Officer as determined under the Securities and Exchange Commission (“SEC”) rules. See the notes accompanying the 2013 Summary Compensation Table on page 42 for more information.

Name and Principal Position	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp.	All Other Comp.	Total

Thomas E. Jorden Chairman and Chief Executive Officer	$751,616	$—	$4,785,000	$—	$1,620,000	$58,975	$7,215,591

Paul Korus Senior Vice President, Chief Financial Officer	$463,539	$—	$2,791,250	$—	$750,000	$48,440	$4,053,229

Joseph R. Albi	$523,077	$—	$3,190,000	$—	$930,000	$48,440	$4,691,517
Chief Operating Officer

Stephen P. Bell Executive Vice President-Business Development	$428,654	$—	$2,791,250	$—	$750,000	$56,436	$4,026,340

John A. Lambuth	$368,654	$—	$2,791,250	$—	$645,000	$48,440	$3,853,344
Vice President-Exploration

A Significant Portion of our CEO’s 2013 Compensation is At Risk

The accompanying graph illustrates our CEO’s 2013 at-risk compensation. A significant portion of reported compensation is an incentive for future performance and realized only if Cimarex meets certain performance measures.

How CEO Pay is Tied to Cimarex’s Performance (page 34)

Our compensation programs are designed to align performance incentives with the long-term interests of our shareholders. The programs also provide competitive total compensation opportunities that retain, and attract when needed, executive talent and link compensation earned to achievement of short-term and long-term financial and strategic objectives. Our Compensation and Governance Committee considers performance in two primary ways:

•                  Cimarex’s operating performance; and

•                  Return to shareholders over time, both on an absolute basis and relative to other companies in the S&P Oil & Gas Exploration Index and our compensation peer group (see page 38).

2013 Financial and Operating Highlights

•               Total shareholder return of 82.9% on a one year basis and 20.8% on a three year basis.

•               Generated a record of $2.0 billion revenues.

•               Realized net income of $564.7 million, or $6.47 per diluted share, which benefited from a reduction in our estimated exposure to litigation expense of $90.3 million (after tax) that had been accruing since 2008.

•               Generated $1.3 billion of cash flow from operating activities.

•               Invested $1.6 billion in exploration and development.

•               Grew production 11% to a record 692.6 MMcfe/d.

•               Increased proved reserves 11 percent to 2.5 Tcfe, 26 percent of which are oil.

•               Added 727 Bcfe of proved reserves from extensions and discoveries replacing 288 percent of production.

•               Delineated and expanded our Delaware Basin acreage position uncovering several long-term future drilling projects.

•               Ended 2013 with debt-to-total capitalization of 19 percent.

Return to Shareholders

Cimarex has consistently returned value to its shareholders. The following chart shows how a December 31, 2008 investment of $100 in Cimarex common stock would have grown to $404.04 on December 31, 2013, which includes dividends reinvested quarterly for those who wish to consider total shareholder return when evaluating executive compensation. The chart also compares the total shareholder return on Cimarex common stock to the same investment in the S&P 500 Index and the Dow Jones Exploration & Production Index over the same period.

2013 Enhancements to the Compensation Program

We continue to monitor our compensation program so that it remains linked to Cimarex’s performance. In 2013 we implemented the following changes:

•                  We completed the change in the timing of our long-term equity awards from January of each year to December. This change provides the Compensation and Governance Committee with more fully developed peer group data and with Cimarex’s performance results for the prior calendar year.

•                  We refined the annual cash incentive program to provide cash awards based on specific measurable goals and objectives approved by the Compensation and Governance Committee that align with Cimarex’s financial and operational goals and objectives.

PROXY STATEMENT

We are furnishing you this proxy statement to solicit proxies to be voted at the 2014 Annual Meeting of Shareholders of Cimarex Energy Co. (“Cimarex” or the “Company”). The meeting will be held at the Hyatt Regency Tulsa, 100 East Second Street, Tulsa, Oklahoma 74103 on May 15, 2014 at 9:00 a.m. Central Daylight Time. The proxies also may be voted at any adjournments or postponements of the meeting.

The mailing address of our principal office is 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203. We are first furnishing the proxy materials to shareholders on April 4, 2014.

All properly executed written proxies and all properly completed proxies submitted by telephone or internet that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of Cimarex common stock (“Common Stock”) as of the close of business on March 19, 2014, the record date, are entitled to notice of and to vote at the meeting or at any adjournments or postponements of the meeting. Each owner of Common Stock on the record date is entitled to one vote for each share of Common Stock held. On March 19, 2014, there were 87,028,195 shares of Common Stock issued and outstanding.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2014.

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2013 are available at www.allianceproxy.com/cimarex2014.

QUESTIONS AND ANSWERS

PROXY MATERIALS AND VOTING INFORMATION

1.                                   Why did I receive these proxy materials?

We are providing these materials in connection with the solicitation by the Board of Directors of Cimarex Energy Co., a Delaware corporation, of proxies to be voted at our 2014 Annual Meeting of Shareholders and at any adjournment or postponement of the Meeting. The Meeting will take place on May 15, 2014, beginning at 9:00 a.m. Central Daylight Time, at the Hyatt Regency Tulsa, 100 East Second Street, Tulsa, Oklahoma 74103.

2.                                   What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Cimarex’s registrar and transfer agent, Continental Stock Transfer & Trust Company, you are considered a shareholder of record with respect to these shares. If your shares are held in a brokerage account or bank, broker or other nominee, you are considered the beneficial owner of these shares.

3.                                   What shares are included on the proxy card?

If you are a shareholder of record, you will receive only one proxy card for all the shares you hold of record in certificate form and in book-entry form.

If you are a Cimarex employee, you will receive a proxy or voting instruction card for all the shares you hold in the Cimarex 401(k) Plan. Your proxy card will serve as a voting instruction card for the Plan trustee. If you do not specify your voting instructions on the proxy card, the Plan trustee will vote your shares in the same proportion as it votes shares for which it did receive timely instructions. To allow sufficient time for voting by the trustee, your voting instructions must be received no later than 11:59 p.m. Eastern Daylight Time on May 12, 2014.

4.                                   What different methods can I use to vote?

By Written Proxy. All shareholders of record can vote by written proxy card. If you are a shareholder of record and receive a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other nominee.

By Telephone or Internet. All shareholders of record can vote by calling the toll-free telephone number on the proxy card. Please have your proxy card when you call. Voice prompts will direct you on how to vote your shares and will confirm that your voting instructions have been recorded properly.

Shareholders may also vote on the internet by accessing the website noted on the proxy card. Please have your proxy card when you go to the website. As with telephone voting, you can confirm that your voting instructions have been recorded properly.

Beneficial owners may vote by telephone or Internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will include the instructions with the proxy materials.

5.                                   What are my voting choices for each of the proposals to be voted on at the 2014 Annual Meeting of Shareholders and what are the voting standards?

Proposal	Voting Choices and Board Recommendation	Voting Standard
Item 1. Election of Four Class III Directors

•      vote in favor of all nominees;

•      vote in favor of specific nominees;

•      vote against all nominees;

•      vote against specific nominees;

•      abstain from voting with respect to all nominees; or

•      abstain from voting with respect to specific nominees.

The Board recommends a vote FOR each of the nominees.

Majority of votes cast

Item 2. Advisory Vote to Approve Executive Compensation

•      vote in favor of the advisory proposal;

•      vote against the advisory proposal; or

•      abstain from voting on the advisory proposal.

The Board recommends a vote FOR the advisory proposal to approve executive compensation.

Majority of shares present and entitled to vote

Item 3. Approve the 2014 Equity Incentive Plan	• vote in favor of the Plan; • vote against the Plan; or • abstain from voting on the Plan. The Board recommends a vote FOR approval of the 2014 Equity Incentive Plan.	Majority of shares present and entitled to vote

Item 4. Ratification of the Appointment of KPMG LLP as Independent Auditors	• vote in favor of the ratification; • vote against the ratification; or • abstain from voting on the ratification. The Board recommends a vote FOR the ratification.	Majority of shares present and entitled to vote

6.                                   What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered to vote.

Non-Discretionary Items. The election of Directors, the advisory vote to approve executive compensation and the approval of the 2014 Equity Incentive Plan are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

Discretionary Items. The ratification of the appointment of KPMG LLP as Independent Auditors is a discretionary item. Generally banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on the proposal in their discretion.

7.                                   How are abstentions and broker non-votes counted?

Item 1. Election of Four Class III Directors. If you abstain from voting in the election of directors, you have not cast a vote and the abstention will not be counted in determining the outcome of the election. Broker non-votes are not considered a vote cast under our Bylaws and will have no effect on the outcome of the election of directors.

Item 2. Advisory Vote to Approve Executive Compensation. If you abstain from voting on the advisory vote to approve executive compensation, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Item 2 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Item 2. Broker non-votes will have no effect on the outcome of Item 2 because broker non-votes are not entitled to vote and are not considered in the calculation of a majority of shares present and entitled to vote.

Item 3. Approve the 2014 Equity Incentive Plan. If you abstain from voting on the proposed 2014 Equity Incentive Plan, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Item 3 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Item 3. Broker non-votes will have no effect on the outcome of Item 3 because broker non-votes are not entitled to vote and are not considered in the calculation of a majority of shares present and entitled to vote.

Item 4. Ratification of Appointment of KPMG as Independent Auditors. If you abstain from voting on the ratification of KPMG LLP as Cimarex’s independent auditors, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Item 4 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Item 4. Because Item 4 is a routine matter on which a broker has discretionary authority, no broker non-votes likely will result from this Item.

8.                                   What can I do if I change my mind after I vote my shares?

You may revoke your proxy prior to the completion of voting by:

•                  Giving written notice to Cimarex’s Corporate Secretary;

•                  Delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet in a timely manner; or

•                  Voting by ballot at the Annual Meeting.

9.                                   Can I access the proxy materials on the Internet? How can I sign up for the electronic proxy delivery service?

We are distributing our proxy materials to certain shareholders via the Internet under the “notice and access” approach permitted by the SEC. On or about April 4, 2014, we will mail to certain of our shareholders a notice of Internet availability of proxy materials with instructions explaining how to access our proxy statement and annual report and how to vote online. If you receive a notice of Internet availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions for requesting such materials included in the notice of Internet availability.

Even if you do not participate in “notice and access,” the Notice of Annual Meeting and Proxy Statement are available on the Internet at http://www.allianceproxy.com/cimarex/2014.

10.                          Who counts the votes?

Alliance Advisors LLC, our proxy solicitor, will tabulate the votes and act as inspector of election.

11.                          When will Cimarex announce the voting results?

We will announce the preliminary voting results at the Annual Meeting of Shareholders. Cimarex will report the final results in a Current Report on Form 8-K filed with the SEC.

12.                          How are proxies solicited, and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We hired Alliance Advisors LLC to assist with the solicitation of proxies for an estimated fee of $6,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock.

Our Directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

13.                          What is householding?

As permitted by the Securities Exchange Act of 1934 (the “1934 Act”), as amended, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless the shareholders have notified Cimarex of their desire to receive multiple copies of the Proxy Statement. This is known as “householding.”

Upon oral or written request, we will promptly deliver a separate copy of the Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Direct requests for additional copies for the current year or future years to our Corporate Secretary, Cimarex Energy Co., 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203-4518, telephone (303) 295-3995 and facsimile (303) 295-3494.

Shareholders of record residing at the same address and currently receiving multiple copies of the Proxy Statement may contact our registrar and transfer agent, Continental Stock Transfer & Trust Company, by phone at (888) 509-5580 or by mail at 17 Battery Place South, 8th Floor, New York, NY 10004, to request a single copy be mailed in the future.

Beneficial owners should contact their broker or bank.

14.                          How can I vote at the meeting if I am a beneficial owner?

If you are a beneficial owner and want to vote your shares at the annual meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy, bring the legal proxy with you to the meeting and hand it in with a signed ballot that will be provided to you at the meeting. You will not be able to vote your shares at the meeting without a legal proxy. If you do not have a legal proxy, you can still attend the meeting. We encourage you to vote your shares in advance, even if you intend to attend the meeting. Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

COMPANY DOCUMENTS, COMMUNICATIONS AND SHAREHOLDER PROPOSALS

15.       How can I view copies of Cimarex’s corporate documents and SEC filings?

Our Corporate Governance Guidelines, Board Committee Charters, Code of Business Conduct and Code of Ethics and SEC filings are posted on our website at www.cimarex.com. Upon request, we will promptly deliver (free of charge) a copy of the Form 10-K to any shareholder. Direct such requests to our Corporate Secretary, Cimarex Energy Co., 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203-4518, telephone (303) 295-3995 and facsimile (303) 295-3494.

16.                          How can I communicate with Cimarex’s Directors?

Communications can be addressed to our Directors by mail in care of our Corporate Secretary, Cimarex Energy Co., 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203-4518, telephone (303) 295-3995, facsimile (303) 295-3494 or by calling our Confidential Hotline (1-888-519-1898). All communications will be forwarded to our Lead Director. The Lead Director may take any action deemed appropriate or necessary, including, without limitation, forwarding the information to the Board for consideration or, with the concurrence of the Board, retaining independent or outside counsel, accountants or other advisors to address the concern. No adverse action will be taken against any individual making any such communication to the Lead Director.

17.                          How do I submit a proposal for action at the 2015 Annual Meeting of Shareholders?

A proposal to be acted upon at the 2015 Annual Meeting of Shareholders will be acted upon only:

•                  If the proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the 1934 Act, the proposal is received by our Corporate Secretary on or before December 5, 2014 and the proposal meets the requirements of the applicable rules of the SEC and the requirements of our bylaws.

•                  If the proposal is not to be included in the proxy statement, pursuant to our bylaws, the proposal is submitted in writing to our Corporate Secretary no earlier than January 15, 2015 and no later than February 14, 2015, and such proposal is, under Delaware General Corporation Law, an appropriate subject for shareholder action.

ELECTION OF DIRECTORS (ITEM 1)

Election Process

Our current Board consists of ten members, which is the maximum number of Directors permitted by our Certificate of Incorporation. The Board is divided into three classes, Class I, Class II and Class III Directors. At each Annual Meeting a class of directors is elected for a term expiring at the Annual Meeting in the third year following the year of election. Each Director holds office until his successor is elected and qualifies.

The terms of the four Class III directors, David A. Hentschel, Thomas E. Jorden, Floyd R. Price and L. Paul Teague, will expire at the 2014 Annual Meeting. The Nominating Committee, at its February 2014 meeting, nominated Messrs. Hentschel, Jorden, Price and Teague for re-election as Class III directors, with a term expiring at the 2017 Annual Meeting.

If prior to the Annual Meeting a nominee becomes unavailable to serve as a Director, any shares represented by a proxy directing a vote will be voted for the remaining nominees and for any substitute nominee(s) designated by our Board or its Nominating Committee. As of the mailing of these proxy materials, the Board knows of no reason why any Director nominee would not be available to serve as a Director.

A nominee is elected if the votes cast for his election exceed the votes cast against his election. Each nominated Director has tendered an irrevocable resignation that is effective upon his failure to receive the required vote and the Board’s acceptance of such resignation. If a nominee fails to receive more favorable votes than votes cast against him, the Nominating Committee will act on an expedited basis following the Annual Meeting to determine whether to recommend that the Board accept the Director’s resignation. The Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept the Director’s resignation. The Director whose resignation is under consideration must abstain from participating in any decision regarding his resignation. The Board will publicly disclose its decision regarding acceptance of his resignation within 90 days after the results of the election are certified. If the resignation is not accepted, the Director will continue to serve as a Director until his successor is elected and qualified. If the Board accepts the resignation, then the Board may fill the vacancy in accordance with the Bylaws or may decrease the size of the Board in compliance with the Certificate of Incorporation.

Director Nominations

The Nominating Committee is responsible for identifying and evaluating nominees for Director and for recommending to the Board a slate of nominees for election at each Annual Meeting. Nominees may be suggested by Directors, members of management, shareholders or, in some cases, by a third-party firm.

The Committee will consider nominees recommended by shareholders. The Committee did not receive nominations for the 2014 Annual Meeting from any shareholder prior to the deadline for shareholder nominations. Shareholders who wish to nominate persons for election as directors at the 2015 Annual Meeting must submit a timely written notice complying with Cimarex’s Bylaws to the Corporate Secretary, Cimarex Energy Co., 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203-4518, facsimile (303) 295-3494. To be timely, the shareholder’s written notice must be received between January 15, 2015 and February 14, 2015.

Director Qualifications

In its assessment of each potential candidate, the Nominating Committee considers the nominee’s judgment, integrity, experience, independence, understanding of Cimarex’s business or related industries and such other factors that the Committee determines are pertinent in light of the needs of the Board. The Committee also considers the ability of a nominee to devote the time and effort necessary to fulfill his or her responsibilities to Cimarex. Our Nominating Committee charter specifically includes diversity of gender and ethnicity in the list of desirable attributes sought in our Board composition.

Although all the current Directors have extensive oil and gas experience, either as company executives or attorneys, their experience is with companies with widely different operating strategies. This diversity and depth of experience benefits our Board in executing its duty of oversight and guidance.

2013 Nominees for Class III Directors

Upon the recommendation of the Nominating Committee, the Board has nominated each of David A. Hentschel, Thomas E. Jorden, Floyd R. Price and L. Paul Teague for election as Class III Directors to serve until the Annual Meeting of Shareholders to be held in 2017. The Board has determined that all of the nominees are independent under the New York Stock Exchange corporate governance rules, except Thomas E. Jorden. Each of the Director nominees currently serves on the Board. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

The Board believes that the combination of the various qualifications, skills and experiences of the 2014 Director nominees would contribute to an effective and well-functioning Board. The Board also believes that, individually and as a whole, the Directors possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to Cimarex.

Included in each Director nominee’s biography is an assessment of the specific qualifications, attributes, skills and experience of such nominee based on the qualifications described above.

The Board of Directors recommends a vote FOR the election of each of the Director nominees.

DAVID A. HENTSCHEL, age 80

Position, Principal Occupation and Business Experience

Mr. Hentschel was Chairman and Chief Executive Officer of Occidental Oil and Gas Corporation, a subsidiary of Occidental Petroleum, from 1986 until 1993 and from 1997 until 1999, when he retired. He also served as President and Chief Executive Officer of Canadian Occidental Petroleum, Ltd., now known as Nexen, from 1995 until 1997. He was in charge of the worldwide exploration and production operations for Cities Service and Occidental Oil and Gas Corporation for the last 20 years of his 40-year career.

Mr. Hentschel was a director of Occidental Petroleum from 1987 until 1993 and of Canadian Occidental or Nexen from 1985-2009. During his service as a director of Nexen, he was chair of the audit committee and a member of the compensation committee and various other committees. He was also a director of the Bank of Oklahoma from 1984 until 1995.

Key Attributes, Experience and Skills

Mr. Hentschel brings considerable executive experience in the domestic and international oil and gas industry to the Board. Mr. Hentschel’s extensive leadership background and his service on Nexen’s audit and compensation committees provide strong skills and experience for his service on our Compensation and Governance Committee.

THOMAS E. JORDEN, 56

Position, Principal Occupation and Business Experience

Mr. Jorden is the Chairman of the Board, Chief Executive Officer and President of Cimarex. He has served Cimarex in various capacities since September 2002. He was elected CEO in September 2011, from 2003 to 2011 served as Executive Vice President-Exploration and from 2002 to 2003 as Vice President-Exploration.

Key Attributes, Experience and Skills

Mr. Jorden brings to the Board over 30 years of experience in the oil and gas exploration and production industry, and as our Chief Executive Officer, a deep understanding of our business, operations and long-term strategic issues and goals. Mr. Jorden holds undergraduate and graduate degrees in geophysics and has headed the company’s exploration program since the company’s inception. His service on the Board creates an important link between management and the Board.

FLOYD R. PRICE, 65

Position, Principal Occupation and Business Experience

Mr. Price, a former executive officer of Apache Corp., held various positions with Apache Corp. from 1991 through 2009, including Executive Vice President and Corporate Exploration Officer; President, Apache Canada; President, Apache International; and Exploration Manager. Apache Corp., with headquarters in Houston, is an oil and gas exploration and production company with domestic and international operations. Mr. Price serves as Chairman of the Board and as a member of the audit and compensation/governance committees of Tamarack Valley Energy Ltd., Calgary, Alberta, Canada, a publicly held company traded on the TSX Venture Exchange. Tamarack is involved in the identification, evaluation and operation of resource plays in the Western Canadian sedimentary basin. From June 2000 to January 2013, Mr. Price served as a director, chairman of the board and member of the compensation and governance committee of Gastar Exploration, Inc., a publicly held company located in Houston, Texas. Gastar is engaged in the exploration, development and production of natural gas, natural gas liquids, oil and condensate in the United States and is traded on the NYSE MKT.

Key Attributes, Experience and Skills

Mr. Price has over 35 years of experience in the exploration and production business. Mr. Price has considerable domestic and international experience in the oil and gas industry, and has held leadership positions with a large public oil and gas company. His experience during the past three years serving as a director of public and private companies also provide him with invaluable Board skills and experience. Mr. Price brings extensive oil and gas exploration, operations, management and financial experience to Cimarex’s Audit Committee.

L. PAUL TEAGUE, 79

Position, Principal Occupation and Business Experience

Mr. Teague served 35 years with Texaco Inc. He retired in 1994 as Vice President, Western Exploration & Producing Region of Texaco USA in Denver, Colorado. Mr. Teague held various positions with Texaco USA, including Vice President-Producing in

Houston; Vice President of the New Orleans Producing Division; Division Manager, New Orleans; and General Superintendent of the Offshore Division in New Orleans.

Key Attributes, Experience and Skills

Mr. Teague holds a degree in Petroleum Engineering from Louisiana Tech University and is a graduate of the University of Southern California Executive Program. He has several industry affiliations, including the former Chairman of the API Executive Committee on Drilling and Production Practices, former President of the Colorado Petroleum Association, a 50-year Legion of Honor Member of the Society of Petroleum Engineers and a member of the Rocky Mountain Oil & Gas Hall of Fame. He brings his executive experience with a major oil and gas company to bear on corporate governance and executive compensation issues in his role as Chairman of our Compensation and Governance Committee.

Continuing Directors – Class I – Term Expires 2015

JOSEPH R. ALBI, 55

Position, Principal Occupation and Business Experience

Mr. Albi was named Chief Operating Officer in September 2011. He has served Cimarex in various capacities since September 2002, including Executive Vice President-Operations from 2005 to 2011, Senior Vice President-Corporate Engineering from 2003 to 2005 and Vice President-Engineering from 2002 to 2003.

Key Attributes, Experience and Skills

Mr. Albi has over 30 years of experience in the oil and gas industry. His extensive understanding of the management of oil and gas production and drilling operations, business development, environmental and safety management and oil and gas marketing provide the Board with considerable insight about the operations of Cimarex.

JERRY BOX, 75

Position, Principal Occupation and Business Experience

Mr. Box was Chairman of Magnum Hunter Resources, Inc. from October 2004 until June 2005, and a director of Magnum Hunter from March 1999 to June 2005. He retired in June 2005 at the time of the acquisition by Cimarex of Magnum Hunter. Mr. Box served as President, COO and a director of Oryx Energy Company from February 1998 to March 1999. He had previously held a number of managerial and executive positions with Oryx Energy and its predecessor company, Sun Oil Company. Mr. Box serves as a non-management director and Chairman of the Board of Newpark Resources, Inc. of The Woodlands, Texas, an oilfield services company traded on the NYSE.

Key Attributes, Experience and Skills

Mr. Box holds undergraduate and graduate degrees in geology. He has served for several years in an executive capacity with public and private companies. Mr. Box has served on numerous oil and gas committees and task forces and as a President and Treasurer of the Dallas Petroleum Club. His extensive experience as an executive for companies in the energy business makes his service on the Compensation and Governance Committee particularly valuable.

MICHAEL J. SULLIVAN, 74

Position, Principal Occupation and Business Experience

Mr. Sullivan has been a senior attorney, partner or special counsel for the Arizona-based law firm, Lewis Roca Rothgerber LLP since 2001, and the managing attorney of the Casper office of that firm. Mr. Sullivan practiced law as a partner with Brown, Drew, Apostolos, Massey & Sullivan from 1964 to 1986 and from 1995 until 1998.

Mr. Sullivan is a director and member of the compensation committee of First Interstate BancSystem, Billings, Montana and a director and member of the compensation and governance and audit committee of Sletten Construction, Inc., Great Falls, Montana (a non-public company). From 2001 to May 2009 he served as a director and during his tenure as a member of the audit, corporate social responsibility committee and governance committee of Allied Irish Bank Group, Dublin, Ireland. From 2003 to 2010 he served as a director of the Kerry Group Plc, a global food and food ingredients producer headquartered in Tralee, the county town of County Kerry, Ireland.

Key Attributes, Experience and Skills

Mr. Sullivan brings a wealth of experience and a diverse background to our Board. In addition to his Juris Doctor degree, he has an undergraduate degree in petroleum engineering, years of governmental service as the Governor of Wyoming (1987-1995) and Ambassador to Ireland (1998-2001), and 37 years’ experience practicing law in the areas of natural resources, mediation and business. As Governor, he was involved in the process of reviewing and administering Wyoming’s budget. This experience is particularly relevant in his service on the Audit Committee. Mr. Sullivan’s education, legal experience, particularly in mediation and litigation, and his domestic and international service all provide a background that is beneficial in addressing the issues coming before the Cimarex Board.

Continuing Directors – Class II – Term Expires 2016

HANS HELMERICH, 55

Position, Principal Occupation and Business Experience

Mr. Helmerich has served as Chairman of Helmerich & Payne, Inc. (H&P) since March 2012 and a director since 1987. H&P is a publicly held company primarily engaged in contract drilling for oil and gas wells for exploration and production companies using drilling rigs it designs and builds and is one of the major land and offshore platform drilling companies in the world. Mr. Helmerich served as CEO from 1989 until March 2014 and as President from 1989 until March 2012 after joining H&P in 1981. Helmerich & Payne’s exploration and production business was merged into Cimarex in 2002.

Mr. Helmerich serves as a director of Atwood Oceanics, Inc., Houston, Texas, an international offshore drilling company traded on the NYSE, and as a Trustee of The Northwestern Mutual Life Insurance Company of Milwaukee, Wisconsin.

Key Attributes, Experience and Skills

Mr. Helmerich’s background with the drilling sector of the oil and gas business provides the Board with insight into an aspect of Cimarex’s business that represents a significant expenditure in Cimarex’s capital budget. His over 25 years of executive experience provide a strong background for his service on Cimarex’s Board and on the Compensation and Governance Committee. In addition, his service as a director of Atwood Oceanics and as a Trustee of The Northwestern Mutual Life Insurance Company provide him with additional experience and knowledge to serve as a Director.

HAROLD R. LOGAN, JR., 69

Position, Principal Occupation and Business Experience

Mr. Logan currently serves as Chairman of the Board of Supervisors of Suburban Propane Partners, L.P. and is a Director of Graphic Packaging Corporation. He is also a Director of two privately held companies – Basic Materials and Services LLC that invests in companies providing specialized services for the pipeline construction and sand/silica industries, and Hart Energy Publishing, publisher of Oil and Gas Investor and other energy publications.

Mr. Logan was a Co-Founder of TransMontaigne, Denver, Colorado, in 1995 and Chief Financial Officer, Executive Vice President, Treasurer and a director through 2002. He served as a director of TransMontaigne and chairman of its finance committee from 2002-2006. From 1987 to 1995, he was Senior Vice President/Finance, Chief Financial Officer and a director of Associated Natural Gas Corporation. Prior to that, Mr. Logan was an investment banker with Dillon Read & Co. Inc. and Rothschild, Inc.

Since 1998, Mr. Logan has been a director of nine public companies and has served on audit, compensation and governance committees.

Key Attributes, Experience and Skills

Over the past 39 years, Mr. Logan’s education, investment banking/venture capital experience and business financial management experience have provided him with a comprehensive understanding of business and finance. Mr. Logan’s expertise and experience have been relevant to his responsibilities of providing oversight and advice to the management of public companies, and is of particular benefit in his role as Lead Director and as a member of Cimarex’s Audit Committee.

MONROE W. ROBERTSON, 64

Position, Principal Occupation and Business Experience

Mr. Robertson is currently a private investor. Mr. Robertson retired from Key Production Company, Inc. (a company acquired by Cimarex in 2002) after serving ten years with the company. While with Key, he held the positions of President, Chief Operating Officer, Senior Vice President and Principal Financial Officer. Mr. Robertson has served in executive capacities with three other public energy companies, Apache Corp., Gulf Oil Corporation and Terra Resources.

Mr. Robertson currently serves as a Director, Chairman of the Audit Committee and member of the Compensation and Nominating committee of Earthstone Energy, Inc. (formerly named Basic Earth Science System), Denver, Colorado, a publicly traded independent exploration and production company.

Key Attributes, Experience and Skills

Mr. Robertson has comprehensive knowledge of the financial and operational sides of the exploration and production business, which is of considerable value in his service as Chairman of the Audit Committee.

DIRECTOR COMPENSATION

Our Compensation and Governance Committee administers our director compensation program. Director compensation is designed to be near the 50th percentile of that paid by comparable public oil and gas companies with similar market capitalization and revenue. We use the same group of companies in reviewing Director compensation as we use in reviewing executive base salary and total direct compensation. See Competitive Positioning, Section 2, Compensation Discussion and Analysis for a list of, and the methodology followed in selecting these companies. The Committee uses its independent compensation consultant, Longnecker & Associates, to review Director compensation. The Committee, after reviewing the consultant’s recommendations with the CEO and Vice President of Human Resources, recommends Director compensation for Board consideration and approval at the Board meeting held following each year’s annual meeting of shareholders. Payment of director compensation occurs on June 1 of each year.

At the May 15, 2013 meeting, the Committee’s independent consultant reviewed director compensation and reported that director compensation was at the 53rd percentile of director compensation paid by comparable public oil and gas companies. The consultant recommended that no changes be made to director compensation, and the Committee and the Board concurred with the consultant’s recommendation. 2013 non-employee Director compensation consisted of the following:

•                  Annual cash retainer of $65,000

•                  Annual equity retainer of $180,000, comprised of restricted stock that vests in one-third increments on each anniversary of the date of grant

•                  Committee chairman fee of $20,000

•                  Lead Director (who also acts as Nominating Committee chairman) fee of $20,000

•                  Board meeting attendance fee of $1,800 per meeting

•                  Committee meeting attendance fee of $1,500 per meeting

2013 Compensation

NAME	FEES PAID IN CASH[1]	STOCK AWARDS[2]	TOTAL

Jerry Box	$83,300	$180,000	$263,300
Hans Helmerich	$83,300	$180,000	$263,300
David Hentschel	$83,300	$180,000	$263,300
Harold Logan	$112,900	$180,000	$292,900
Floyd Price	$87,800	$180,000	$267,800
Monroe Robertson	$114,400	$180,000	$294,400
Michael Sullivan	$87,800	$180,000	$267,800
L. Paul Teague	$103,300	$180,000	$283,300

(1)            Represents fees earned for services as a Director during 2013, including the annual cash retainer fee, Board and Committee meeting attendance fees, Committee Chairman fee and Lead Director fee.

(2)            Represents the aggregate grant date fair value computed as the market value (average of the high and low trading prices) of the the 2,567 shares of restricted stock as of the May 15, 2013 grant date.

The following table discloses as of December 31, 2013 the aggregate number of outstanding unvested stock awards and the market value of those awards. (Market value uses a $103.475 share price, which is based on the average of the high and low trading prices on December 31, 2013.) The directors have the right to vote and receive dividends on unvested stock awards. There were no outstanding vested but unexercised option awards as of that date.

Director	Unvested Stock Awards	Market Value

Jerry Box	5,171	$535,069
Hans Helmerich	5,171	$535,069
David Hentschel	5,171	$535,069
Harold Logan	5,171	$535,069
Floyd Price	3,435	$355,437
Monroe Robertson	5,171	$535,069
Michael Sullivan	5,171	$535,069
L. Paul Teague	5,171	$535,069

Our Corporate Governance Guidelines require that each independent director own Cimarex stock in an amount equal to three times his annual cash retainer. A newly elected director has three years from the date of his or her initial election to comply with the Guidelines. Restricted stock, restricted stock units and deferred compensation units are counted in calculating ownership; shares subject to options are not counted. Each of the independent directors complies with these guidelines.

CORPORATE GOVERNANCE

Cimarex’s website (www.cimarex.com) includes corporate governance materials that are helpful in understanding our corporate governance practices:

•	Corporate Governance Guidelines	•	Code of Business Conduct and Ethics
•	Code of Ethics for CEO, CFO and Chief Accounting Officer	•	Stock Ownership Guidelines
•	Complaint and Reporting Procedures	•	Background and Experience of our Board of Directors
•	Committee Charters	•	Background and Experience of Executive Management

We believe that good corporate governance promotes the long-term interests of shareholders, strengthens Board and management accountability and helps build public trust. Copies of corporate governance materials may be requested from our Corporate Secretary, Cimarex Energy Co., 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203.

A summary of key governance matters are noted in the table below:

Size of Board	10	Code of Business Conduct and Ethics	Yes

Number of independent directors	8	Corporate Governance Guidelines	Yes

Majority voting for directors	Yes	Disclosure Committee for financial reporting	Yes

Classified Board	Yes	Board and Audit Committee risk oversight	Yes

Separate Chairman and CEO	No	Compensation risk assessment	Yes

Independent Lead Director	Yes	Review of related party transactions	Yes

Diverse Board skills and experience	Yes	Non-Hedging and non-pledging policies	Yes

Annual Board and Committee self-evaluations	Yes	Clawback policy	Yes

Annual equity grants to directors	Yes	Management and director stock ownership guidelines	Yes

Annual Board education	Yes	Tax Gross Ups	No

Interested parties may communicate with our Board by mail directed to our Corporate Secretary or by calling our Confidential Hotline (1-866-519-1898). All communications will be forwarded to the Lead Director for his review. The Lead Director may take any action he deems appropriate or necessary, including, without limitation, forwarding the information to the Board for consideration or, with the concurrence of the Board, retaining independent or outside counsel, accountants or other advisors to address the concern. No adverse action will be taken against any individual making any such communication to the Lead Director.

BOARD AND COMMITTEE INFORMATION

Our Board

During 2013, the Board of Directors met five times. The Board has three Committees: the Audit Committee, the Compensation and Governance Committee and the Nominating Committee. During 2013, each director attended greater than 75% of the Board and the Board Committees meetings on which he served. All Board members are expected to attend the Annual Meeting. All of our Directors attended our 2013 Annual Meeting.

NAME	AGE	DIRECTOR SINCE	POSITION	INDEPENDENT	OTHER PUBLIC BOARDS

Joseph R. Albi	55	2011	Chief Operating Officer, Executive Vice President, Cimarex	No	0

Jerry Box	75	2005	Retired, Chairman, Newpark Resources	Yes	1

Hans Helmerich	55	2002	Chairman and former CEO, Helmerich & Payne	Yes	3

David A. Hentschel	80	2002	Retired, Former Chairman, CEO Occidental Oil & Gas Corp	Yes	0

Thomas E. Jorden	56	2011	Chairman and CEO, Cimarex	No	0

Harold R. Logan, Jr.	69	2009	Chairman, Suburban Propane Partners, L.P.	Yes	2

Floyd R. Price	65	2012	Retired, Former Executive Vice President, Apache Corp	Yes	1

Monroe W. Robertson	64	2005	Private Investor	Yes	1

Michael J. Sullivan	74	2002	Senior Attorney, Lucas Roca Rothgerber LLC	Yes	1

L. Paul Teague	79	2002	Retired, Former Regional Vice President, Texaco USA	Yes	0

Board Leadership Structure

Cimarex has a combined Chairman of the Board and CEO. Cimarex also has a Lead Director who is chosen annually from our independent directors. Following is a summary of the functions of the Chairman of the Board/CEO and the Lead Director, as provided in our Lead Director Charter:

Duties and Responsibilities of Chairman of the Board	Duties and Responsibilities of Lead Director
Preside over Board meetings.	Preside at all Board meetings at which the Chairman of the Board is not present.

Call special meetings of the Board.	Solicit agenda items from non-management directors, review Board meeting agenda and materials, and provide input to the Chairman of the Board.

Approve agenda for Board meetings.	Authority to call meetings of non-management directors and, as appropriate, set the agenda.

Preside over shareholder meetings.	Preside at all meetings of non-management directors and at all executive sessions of non-management directors.

Facilitate and participate in formal and informal communications with and among directors.	Act as Chairman of the Nominating Committee.

Liaison between the Chairman and Board members and facilitate communication among full Board.

Review interested party communications directed to Board and take appropriate action.

Retain outside advisors and consultants who report directly to the Board on board-wide issues.

The Board believes that the roles of a combined Chairman/CEO and an independent Lead Director having the duties described above serve the interests of our shareholders because this structure provides an appropriate balance between strategy development and independent oversight of management.

Thomas Jorden was elected Chief Executive Officer on September 30, 2011 and Chairman of the Board on August 14, 2012. He has served as an executive officer of Cimarex since its formation in 2002. He has considerable knowledge and experience gained through his executive positions with Cimarex and prior industry experience. This knowledge and experience allow him to focus the activities of the Board on matters most relevant to the success of Cimarex.

Our Board structure is designed to avoid any undue influence by the Chairman of the Board/CEO on the Board. The Compensation and Governance Committee is comprised entirely of independent Directors. When the Board acts on the Compensation and Governance Committee’s recommendation for compensation of the Chairman/CEO, it acts without him being present.

The substantial experience and background of our independent Board members ensure their active and knowledgeable involvement in Board matters. This involvement, and the presence and involvement of our Lead Director, provide the Board with a strong and independent point of view.

Board Committees

The table below provides 2013 membership and meeting information for each of the Board Committees:

NAME	AUDIT	COMP/GOV	NOMINATING
Jerry Box		X	X
Hans Helmerich		X	X
David Hentschel		X	X
Harold Logan	X		X
Floyd Price	X		X
Monroe Robertson	X		X
Michael Sullivan	X		X
L. Paul Teague		X	X

2013 Meetings Held	8	5	2

Audit Committee

The Audit Committee is comprised entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. A copy of the Audit Committee Charter is available on our website at www.cimarex.com. Under its Charter, the Audit Committee performs the following functions:

•                  Appoints independent auditors;

•                  Approves the nature and scope of services of independent auditors and reviews range of fees for such services;

•                  Oversees internal audit function;

•                  Reviews qualification and independence of auditors;

•                  Reviews and discusses with independent auditors (i) the auditors’ responsibilities and management’s responsibilities in audit process, (ii) overall audit strategy, (iii) scope and timing of annual audit, and (iv) any significant risks identified during auditors’ risk assessment procedures;

•                  Monitors integrity of financial statements;

•                  Monitors compliance with legal and regulatory requirements; and

•                  Reviews and reports to Board on corporate and financial risk processes.

The Board of Directors has determined that each of the members of the Audit Committee is financially literate and independent as defined by the rules of the SEC and the NYSE. The Board has also determined that each of Messrs. Logan, Price and Robertson is an “audit committee financial expert” as defined by the SEC’s rules.

Compensation and Governance Committee

The Compensation and Governance Committee is comprised entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. A copy of the Compensation and Governance Committee Charter is available on our website at www.cimarex.com. Under its Charter, the Compensation and Governance Committee performs the following functions:

Compensation Functions

•                  Recommends CEO and executive officer cash compensation for approval by the Board;

•                  Recommends director compensation for approval by the Board;

•                  Reviews and recommends to the Board that the Compensation Discussion and Analysis be included in our proxy statement;

•                  Determines amount and terms of equity awards;

•                  Reviews and approves long-term incentive plans;

•                  Reviews relationship of compensation to risk; and

•                  Approves the nature and scope of services of independent compensation consultant.

Governance Functions

•                  Oversees corporate governance;

•                  Develops plans for managerial succession; and

•                  Oversees annual Board and Committee evaluations.

Compensation and Governance Committee Interlocks and Insider Participation. Hans Helmerich, a member of the Committee, was an executive officer of Cimarex from February 14, 2002 until September 30, 2002. Cimarex was formed on February 14, 2002, as a wholly owned subsidiary of Helmerich & Payne, Inc. for the purpose of facilitating a spinoff by Helmerich & Payne of its oil and gas exploration and production business. Cimarex became a publicly traded company on September 30, 2002, at which time Mr. Helmerich resigned as an executive officer.

Nominating Committee

The Nominating Committee is comprised of all of the independent Directors and is governed by a Board-approved Charter stating its responsibilities. A copy of the Nominating Committee Charter is available on our website at www.cimarex.com. Under its Charter, the Nominating Committee performs the following functions:

•                  Determines desired Board skills and attributes;

•                  Recommends candidates to serve on the Board and to stand for election at annual meeting of shareholders or to fill a vacancy occurring between meetings; and

•                  Recommends Committee appointments.

Director Independence and Related Person Transactions

Our Corporate Governance Guidelines require that a majority of our Board of Directors be independent as defined by applicable laws, rules, regulations and listing standards. We comply with the criteria for independence established by the New York Stock Exchange (“NYSE”) listing requirements and other governing laws and regulations.

Each year the Compensation and Governance Committee reviews the independence of our directors and any related person transactions. On the basis of this review, the Committee delivers a report to the Board of Directors, and the Board makes independence determinations based on the Committee’s report and supporting documents.

As a result of this review, the Board has affirmatively determined that Jerry Box, Hans Helmerich, David Hentschel, Harold Logan, Floyd Price, Monroe Robertson, Michael Sullivan and L. Paul Teague, representing eight of our ten Directors, are independent of Cimarex and its management. Thomas Jorden and Joseph Albi are not independent because of their employment as CEO and COO of Cimarex, respectively.

In making these determinations, the Board considered that in the ordinary course of business, relationships and transactions may occur between Cimarex and entities with which some of our Directors are or have been affiliated. As a result of the Committee’s review, certain relationships and transactions are not considered to be material transactions that would impair a Director’s independence, including the following:

•                  The Director is an employee of another company that does business with Cimarex, and our annual sales to or purchases from the other company amount to less than 2% of the annual revenues of the other company and that such sales to or purchases from the other company are part of our ordinary course of business and conducted in the same manner as we obtain services from other companies that provide similar services; or

•                  The Director is a director (but not an employee) of another company that does business with Cimarex.

Hans Helmerich is the Chairman of the Board and, until March 5, 2014, was the CEO of Helmerich & Payne, Inc., a company with which Cimarex engages in ordinary course of business transactions. During Helmerich & Payne’s fiscal year ended September 30, 2013, Cimarex paid Helmerich & Payne $14.7 million for drilling rigs and services in arms’ length transactions and as part of our ordinary course of business and in the same manner as we obtain services from other companies that provide similar services. The aggregate amount of the payment represented 0.47% of Helmerich & Payne’s revenue during that period. The Committee reviewed these transactions and concluded that (i) the transactions are proper and not material when compared to both Cimarex’s total drilling costs and Helmerich & Payne’s total revenues; (ii) the transactions occur in the ordinary course of business and at arms’ length; (iii) the Board does not review or approve drilling service contracts or arrangements; and

(iv) Mr. Helmerich’s relationship with Helmerich & Payne, Inc. does not interfere with his independent judgment as a director of Cimarex.

Risk Oversight

The Board has overall responsibility for risk oversight. In carrying out its responsibility, the Board has requested that the Audit Committee discuss with management and report to the Board with respect to:

•                  Processes Cimarex follows to mitigate corporate risks;

•                  Guidelines and processes pertaining to financial risk assessment;

•                  Steps management takes to measure, monitor and control such financial risk exposures; and

•                  Management’s conclusion as to the effectiveness of the guidelines and processes utilized to mitigate such corporate and financial risks and exposures.

In addition, at each of its four meetings held during the year, management provides the Board with an overview of Cimarex’s operations, financial results and other aspects of its business. Significant strategic considerations, such as material acquisitions or mergers are brought to the Board for deliberation and, as appropriate, decisions.

The Audit Committee, at its December 2013 meeting, reviewed, discussed and, at the February 25, 2014 meeting, reported to the Board about corporate, operational and financial risks and Cimarex’s processes for mitigation of these risks.

Compensation Risk Oversight

In February 2014, the Compensation and Governance Committee performed a thorough review of the possible connection between incentives and excessive risk taking. The Committee’s review covered Cimarex’s compensation policies and practices covering executive and non-executive employees to determine whether the policies and practices encourage excessive risk taking by employees. The Committee’s analysis included:

•                  What are the metrics for determining awards?

•                  Who are plan participants?

•                  How are the pools and individual awards determined?

•                  What is the maximum individual award potential (maximum individual incentive to take risk)?

•                  What is the maximum possible cost if awards were paid at maximum (maximum cost exposure)?

•                  What is the decision-making and approval process?

•                  What are the systemic limitations on the ability to take excessive risks in order to influence compensation?

The Committee determined that risks from compensation policies and practices for Cimarex employees are not reasonably likely to have a material adverse effect on Cimarex.

Executive Sessions

The non-employee members of the Board meet in executive session at each regularly scheduled Board meeting. The Lead Director presides over executive sessions. During 2013, four executive sessions were held, and all of the non-employee Directors attended each session. These sessions allow non-employee Directors to review the CEO’s performance and his compensation, to discuss issues of importance to Cimarex, including the business and affairs of Cimarex, as well as matters concerning management, without any member of management present.

Shareholder Engagement

Cimarex’s relationships with its shareholders are an important part of our corporate governance profile, and we recognize the value of taking their views into account. Engagement with shareholders helps us to understand the larger context and impact of our operations, learn about expectations for our performance, assess emerging issues that may affect our business or other aspects of our operations and shape corporate and governance policies.

Consistent with our commitment to seek and respond to shareholder input on corporate governance topics, we have considered and discussed with investors a wide variety of matters, including our executive compensation program and disclosures and have previously made changes in these areas.

STOCK OWNERSHIP

DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Beneficial Ownership by Executive Officers and Directors

The following table shows, as of March 15, 2014, the number of shares of common stock “beneficially owned,” as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, by the NEOs, the directors, and all executive officers and directors, as a group:

Name of Beneficial Owner	Shares Owned(1)		Beneficial Ownership Total		Percent of Class

Named Executive Officers
Thomas E. Jorden, CEO (also director)	230,544		230,544		<1%
Paul Korus, CFO	134,228		134,228		<1%
Joseph R. Albi, COO (also director)	160,748		160,748		<1%
Stephen P. Bell	136,327		136,327		<1%
John A. Lambuth	73,500		73,500		<1%
Directors
Jerry Box	12,488		12,488		<1%
Hans Helmerich	464,315	(2)	464,315	(2)	<1%
David A. Hentschel	31,460		31,460		<1%
Harold R. Logan, Jr.	8,476		8,476		<1%
Floyd R. Price	4,868		4,868		<1%
Monroe W. Robertson	15,037		15,037		<1%
Michael J. Sullivan	17,234		17,234		<1%
L. Paul Teague	54,291	(3)	54,291	(3)	<1%

All executive officers and directors as a group (17 persons)	1,577,105		1,577,105		2%

(1)                 Includes restricted stock, direct and indirect ownership of common stock and equivalent shares of common stock held by the trustee for the benefit of the named individual in the Cimarex Energy Co. 401(k) Plan. Does not include deferred compensation units held by one director. There are no shares of common stock that could be purchased by the exercise of vested stock options within the 60-day period following March 15, 2014.

(2)                 Includes 11,450 shares owned by Mr. Helmerich’s wife. Mr. Helmerich disclaims beneficial ownership of the shares held by his wife. Also includes 55,000 shares owned by The Helmerich Foundation, of which Mr. Helmerich is co-trustee, and 350,000 shares held by the Estate of W. H. Helmerich III, of which Mr. Helmerich is the trustee.

(3)                 Includes 9,066 shares owned by Mr. Teague’s wife. Mr. Teague disclaims beneficial ownership of the shares held by his wife.

Beneficial Ownership of More than Five Percent

Each of the following shareholders beneficially owns five percent or more of our outstanding shares of common stock. The following table provides information regarding their stock ownership and is based on their filings with the SEC.

	Voting Authority		Dispositive Authority		Total Amount of Beneficial	Percent of
Name and Address	Sole	Shared	Sole	Shared	Ownership	Class

BlackRock Inc. 40 East 52nd Street New York, NY 10022	8,575,880	0	9,066,432	0	9,066,432	10.40%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	77,764	0	4,697,953	70,064	4,768,017	5.49%

COMPENSATION DISCUSSION AND ANALYSIS – TABLE OF CONTENTS

Executive Summary of Compensation Discussion & Analysis (CD&A)

2013 BUSINESS AND FINANCIAL PERFORMANCE OVERVIEW

•                  Total shareholder return of 82.9% on a one year basis and 20.8% on a three year basis.

•                  Generated a record of $2.0 billion revenues.

•                  Realized net income of $564.7 million, or $6.47 per diluted share, which benefited from a reduction in our estimated exposure to litigation expense of $90.3 million (after-tax) that had been accruing since 2008.

•                  Generated $1.3 billion of cash flow from operating activities.

•                  Invested $1.6 billion in exploration and development.

•                  Grew production 11% to a record 692.6 MMcfe/d.

•                  Increased proved reserves 11 percent to 2.5 Tcfe, 26 percent of which are oil.

•                  Added 727 Bcfe of proved reserves from extensions and discoveries replacing 288 percent of production.

•                  Delineated and expanded our Delaware Basin acreage position uncovering several long-term future drilling projects;

•                  Ended 2013 with debt-to-total capitalization of 19 percent.

2013 EXECUTIVE COMPENSATION

	2013 Salary	2013 Annual Cash Incentive Award	2013 Long-Term Incentive Grant Value	Total	% of Total Compensation at Risk
Thomas E. Jorden, CEO	$810,000	$1,620,000	$4,785,000	$7,215,000	89%
Paul Korus, CFO	$472,000	$750,000	$2,791,250	$4,013,250	88%
Joseph R. Albi	$540,000	$930,000	$3,190,000	$4,660,000	88%
Stephen P. Bell	$435,000	$750,000	$2,791,250	$3,976,250	89%
John A. Lambuth	$375,000	$645,000	$2,791,250	$3,811,250	90%

ELEMENTS AND MIX OF EXECUTIVE COMPENSATION

Cimarex’s executive compensation program directly links a substantial portion of executive compensation to Cimarex’s performance through annual and long-term incentives. The mix of the pay elements for the CEO and other NEOs for fiscal 2013 is shown below. This information is based on the Summary Compensation Table data and highlights the substantial portion of compensation that is at risk and will be realized only if performance criteria are met. Of the CEO’s total disclosed 2013 compensation, 89% is at risk and is linked to Cimarex’s future performance and 67% of his 2013 disclosed compensation is service-based and performance-based long-term equity incentive compensation. The average compensation mix for the other NEOs is 89% at risk compensation and 70% service-based and performance-based long-term equity incentive compensation.

Pay Elements	Pay Element Rationale
Base Salary Annual Cash Incentive Long-Term Equity Incentive	Retain and attract, when needed, talented executives Encourage short term operational/financial performance Encourage retention and above average stock price performance

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes Cimarex’s executive compensation program for 2013 and certain elements of the 2013 program. We use this program to retain and attract (when appropriate) the executives who lead our business. This CD&A explains how the Compensation and Governance Committee (the Committee) of the Board of Directors made 2013 compensation decisions for our executives, including the following Named Executive Officers (NEOs)

•                  Thomas E. Jorden, Chairman of the Board, Chief Executive Officer (CEO) and President

•                  Paul Korus, Senior Vice President, Chief Financial Officer (CFO)

•                  Joseph R. Albi, Chief Operating Officer (COO)

•                  Stephen P. Bell, Executive Vice President-Business Development

•                  John A. Lambuth, Vice President-Exploration

This CD&A is divided into two sections:

Section 1 discusses 2013 and early 2014 actions related to 2013 executive compensation.

Section 2 discusses our compensation framework, post-employment compensation, retirement benefits, perquisites and other compensation policies.

SECTION 1

Summary of 2013 and Early 2014 Compensation Decisions

TOPIC	ACTION	RATIONALE

Base Salary Review	Increased CEO’s base salary from $672,000 to $810,000.	CEO’s base salary was significantly below the 50th percentile of Cimarex’s peers.

	Increased COO’s base salary by 8%	A larger than 4% market increase was recommended due to the increased responsibilities.

	Increased remaining NEOs’ base salaries by 4%	Maintain alignment of the NEOs with the market.

Annual Short-Term Incentive plan

Authorized annual cash short-term awards to the CEO of 200% of year-end base salary (target of 100% of base salary) and to the other NEOs at a range from 152% to 179% of year-end base salary (target of 100% for all other NEOs).

Annual cash awards were based on the achievement of financial and strategic objectives. See Key Compensation Actions for 2013 in Section 1, Compensation Discussion and Analysis.

TOPIC	ACTION	RATIONALE

Long-Term Equity Incentives

Authorized long-term equity awards to NEOs (including the CEO) with an aggregate grant date fair value of $16,348,750. The number of shares that may be earned pursuant to these awards is determined by Cimarex’s relative stock price performance. The awards vest three years from the date of grant and are subject to a continuous service requirement. A minimum of 50% of the shares granted and a maximum of 100% of the shares granted may be earned at the end of the three-year period.

The range for 2013 long-term equity awards recommended by the compensation consultant represented a total value between the 50th and 75th percentiles when compared to 2012 awards made by peer companies (which was the latest public information available). The Committee approved awards at approximately the 75th percentile when compared to peer company 2012 awards. The Committee considered Cimarex’s total shareholder return for the past one and three years, NEO total direct compensation compared to peer companies, Cimarex’s strong 2013 financial and operational performance, and the compensation consultant’s recommended range.

Director Compensation	Recommended no increases during 2013 for director compensation.

Based on a market review of director compensation at peer group companies, the compensation consultant advised that Cimarex Director compensation was at the 53rd percentile and recommended no increases for 2013.

See Key 2013 Compensation Actions below for more detail.

Response to 2013 Say-on-Pay Vote and Shareholder Engagement

At the 2013 Annual Meeting of Shareholders, 91% of the votes cast were in favor of the advisory vote to approve executive compensation. The Committee considered this a favorable outcome and believed it conveyed our shareholders’ support of the Committee’s compensation decisions in 2012 and early 2013 and shareholders’ overall satisfaction with Cimarex’s executive compensation programs. Consistent with this support, the Committee retained the core design of our executive compensation programs for the remainder of 2013, as it believes the programs continue to retain, attract, when appropriate, and appropriately incent senior management.

As part of our regular shareholder engagement, we consider and discuss with shareholders a number of matters throughout the year, including executive compensation and governance. The Committee carefully considers any feedback and routinely reviews executive compensation practices and governance.

Key 2013 Compensation Actions

The following discusses the Committee’s key 2013 compensation decisions, which are reflected in the 2013 Summary Compensation Table below. These decisions were made with the advice of the Committee’s independent consultant, Longnecker & Associates. (See Section 2 of Compensation Discussion and Analysis for additional discussion regarding the role of the Committee’s compensation consultant.)

CEO Compensation

•                  Effective June 1, 2013, Mr. Jorden’s base salary was increased from $672,000 to $810,000. Prior to the increase, Mr. Jorden’s base salary was well below the 50th percentile of CEOs of our peer companies, and the Committee, with the concurrence of its independent consultant, increased his base salary to near the 50th percentile.

•                  Mr. Jorden’s 2013 annual cash incentive award was $1,620,000, or 200% of his year-end base salary.

•                  His annual long-term incentive equity award value at the date of grant (December 12, 2013) was $4,785,000.

These adjustments were reviewed in detail by the Committee and its independent consultant. The Committee considered several factors, including input from its independent consultant and salary data from peer companies. In 2013, approximately 89% of Mr. Jorden’s compensation as disclosed in the Summary Compensation Table was at risk.

Other NEO Compensation

The Committee also made compensation decisions for the other NEOs comprised of base salary adjustments, 2013 annual cash incentive awards made in February 2014 and long-term equity awards made in December 2013. These adjustments were based upon the recommendations of the CEO, evaluation by the Committee, the advice of the Committee’s independent consultant, salary data from peer and comparator groups, internal pay relationships based on relative duties and responsibilities, the executive’s impact on Cimarex’s results, and for retention purposes. Based upon these considerations, the Committee made the following 2013 NEO compensation decisions:

	2013 Salary	2013 Annual Cash Incentive Award	2013 Long-Term Incentive Equity Grant Date Fair Value	Total	% of Total Compensation that is At Risk
Paul Korus, CFO	$472,000	$750,000	$2,791,250	$4,013,250	88%
Joseph R. Albi	$540,000	$930,000	$3,190,000	$4,660,000	88%
Stephen P. Bell	$435,000	$750,000	$2,791,250	$3,976,250	89%
John A. Lambuth	$375,000	$645,000	$2,791,250	$3,811,250	90%

Base Salary Determination

We provide competitive base salaries to retain and attract, when appropriate, talented executives and to provide a fixed base of cash compensation. We compare each NEO’s base salary with the base salary paid for a similar executive position by companies in our Compensation Peer Group. See Competitive Positioning later in this CD&A for a list of the companies in the Compensation Peer Group. The Committee then may adjust base salaries based on a number of factors, including job responsibilities, management experience, individual contributions, number of years in position and current salary.

In May 2013, the Committee’s independent compensation consultant reviewed the NEOs’ base salaries compared to market and recommended an annual increase of 3.5% to 4% to maintain market alignment. The consultant also advised that the CEO’s base salary was below market and recommended an increase in the CEO’s base salary to at least the 50th percentile of the Compensation Peer Group. The Committee also recognized that the executive officers’ base salaries were not increased for the period June 1, 2012 through May 31, 2013 and that the Chief Operating Officer was particularly affected, as he had assumed significant additional responsibilities at the time he was promoted to Chief Operating Officer in September 2011 but had not received a base salary increase in consideration of those increased responsibilities since September 2011. Therefore, the Committee considered (i) the recommendations of the consultant, (ii) that the base salaries of the NEOs, including the CEO, were not increased for the period June 1, 2012 through May 31, 2013 and (iii) that the Chief Operating Officer had not received a base salary increase reflecting his increased responsibilities associated with his September 2011 promotion. The Committee recommended, and the Board approved, the following base salary increases effective June 1, 2013:

Name	Title	5/31/13 Base Salary	After 6/1/13 Base Salary	Percent Increase
Thomas E. Jorden	CEO and President	$672,000	$810,000	20.5%
Joseph R. Albi	Chief Operating Officer	$500,000	$540,000	8.0%
Stephen P. Bell	Executive Vice President-Business Development	$420,000	$435,000	3.6%
Paul Korus	Senior Vice President, CFO	$452,000	$472,000	4.4%
John A. Lambuth	Vice President-Exploration	$360,000	$375,000	4.2%

Annual Cash Incentive Awards

In February 2014, the Committee met to deliberate and determine NEO (including the CEO) annual cash incentive awards for 2013 services. The individual target for the CEO and each other NEO is 100% of his base salary. There is no minimum award and an individual’s maximum award is 200% of his base salary.

In December 2012, the Committee adopted 2013 strategic and tactical goals and objectives to be measured in 2014. The following represents the level of achievement of the 2013 strategic and tactical goals and objectives:

2013 Strategic and Tactical Goals and Objectives	Achievement

Achieve threshold or greater economic return on invested capital.	Very Good. Exceeded threshold for after tax return on invested capital based on internal measurements which consider only discounted future cash flows from proved developed reserves.

Increase production compared to previous year (absolute and on a debt-adjusted basis).	Very Good. Increased absolute production by 11% and debt-adjusted production by 9%.

Increase reserves compared to previous year (absolute and on a debt-adjusted basis.	Very Good. Increased absolute reserves by 11% and debt-adjusted reserves by 9%.

Deliver at least one new project that contains significant future investment potential.	Fair. Tested one exploration concept that will continue to be tested and continue to review additional exploration concepts.

Improve management of base property production.

Very Good. Production growth in 2013 enhanced by promotions of Vice President of Production and Director of Production and their management of production activities as well as the greater role of Cimarex’s Exploration Regions in managing the production contributions from their drilling programs.

Continue improvement of drilling and completion performance and decrease in related costs.	Excellent. Decreased drilling times and costs; increases in completion costs more than offset by production gains.

Analyze midstream operations in order to decide whether to retain and develop or to divest.

Very Good. Hired plant manager and other experienced midstream employees and brought Triple Crown plant in Culberson County, Texas online; established multiple markets for production in Permian; evaluating monetization of Mid-Continent plants.

Develop and implement corporate financial modeling tool.	Excellent. Implemented new software that provides ability to generate cash flow forecasts that incorporate base production and production increases from planned drilling programs.

Develop and implement HR staffing and succession plan for key levels of management below executive team.	Fair. Continue to make progress in the face of shortage of skilled manpower and leadership. The shortage affects Cimarex and its competitors.

Improve operational safety and environmental management.

Excellent. Hired Director of Health, Environment and Safety; continue to improve environmental compliance and agency relationships; continue to stress culture of safe and environmentally responsible operations.

Based principally on the achievement of the 2013 strategic and tactical goals and objectives, the CEO recommended cash incentive awards for the other NEOs in the range of 159% to 172% of their year-end 2013 salaries. The Committee’s independent consultant concurred that the CEO’s recommendations were reasonable. The consultant also had recommended a pool for cash incentive awards for all NEOs in the range of $3.7 million to $5.2 million based on the consultant’s review of the company’s achievement of the 2013 strategic and tactical goals. The Committee, after considering the achievement of the 2013 financial and operational objectives and in consultation with its independent consultant, accepted the CEO’s recommendations, and the Board approved the Committee’s recommendations.

The Committee, with its independent consultant, and without management present, deliberated on the CEO’s annual cash incentive award. Based on its analysis of the CEO’s 2013 performance described above and the CEO’s leadership of the company and management of senior executives and other employees to achieve this performance, the Committee recommended and the Board approved a cash incentive award to the CEO of 200% of his base salary. The Committee’s independent consultant concurred with this recommendation and the total cash incentive awards to all NEOs of $4.7 million was within the recommendation of the compensation consultant of a reasonable range of $3.7 million to $5.2 million. Following are the CEO and other NEO 2013 annual cash incentive awards:

Name	Cash Incentive Award	% of Year-End Base Salary

Thomas E. Jorden, CEO	$1,620,000	200%
Paul Korus, CFO	$750,000	159%
Joseph R. Albi	$930,000	172%
Stephen P. Bell	$750,000	172%
John A. Lambuth	$645,000	172%

Long-Term Equity Incentive Award Program

Our long-term equity incentive award program balances the short-term annual cash incentive program by focusing executive efforts on the activities and short-term results that lead to long-term shareholder value. Each year the Committee grants equity awards of restricted stock to NEOs.

The number of shares that may be earned is determined by the relative stock price performance of Cimarex when compared to the stock price performance of companies in the S&P 400 and 500 Oil and Gas Exploration Indices (Stock Performance Peer Group). See Competitive Positioning in this CD&A for a list of the companies in the 2013 Stock Performance Peer Group. The awards vest three years from the date of grant and are subject to a continuous service requirement. A minimum of 50% of the shares granted and a maximum of 100% of the shares granted may be earned at the end of the three-year period.

Dividends equivalent to those paid on Cimarex common stock are paid on 50% of the shares awarded, and dividends applicable to the remainder of the shares awarded are accrued and only paid on the shares earned following calculation of Cimarex’s relative stock price performance compared to companies in the Stock Performance Peer Group at the end of the performance period. All of the shares subject to the award have the same voting rights as outstanding shares of Cimarex common stock.

For restricted stock awards made in December 2013, the total number of shares earned is determined by calculating the percentage difference between the average per share closing price for shares of Cimarex and each company in the Stock Performance Peer Group for the 30 trading days preceding the date of grant and the 30 trading days preceding the third anniversary of the grant. The Committee ranks Cimarex and calculates its relative performance percentile. Companies that are not in the Stock Performance Peer Group at both the beginning and the end of the performance period are not included in the calculation. The following table illustrates shares that would be earned at various relative stock performance price percentiles (assuming 24 companies in the Peer Group).

Cimarex’s Rank Among Peer Companies	Relative Stock Price Performance Percentile	Percent of Shares Earned

1-6	75-100%	100%
7-12	52-71%	77-99%
13-18	29-48%	51-73%
19-24	0-24%	50%

On December 12, 2013, the Committee granted long-term equity awards to the NEOs with a total grant date fair value of $16,348,750 based on competitive market data for companies in Cimarex’s Compensation Peer Group. See Competitive Positioning in this CD&A for a list of the companies in the Compensation Peer Group. The Committee’s compensation consultant recommended awards with a value between the 50th and 75th percentiles when compared to companies in the Compensation Peer Group. (Comparative data is obtained from public filings disclosing 2012 NEO compensation of companies in the Compensation Peer Group.) The Committee approved awards at approximately the 75th percentile based on Cimarex’s total shareholder return for the past one and three years, the total direct compensation of our NEOs compared to our peer companies, Cimarex’s 2013 financial and operational performance, and the compensation consultant’s recommended range.

The Committee granted a total of 205,000 restricted shares to the NEOs (including the CEO). The number of shares granted to each NEO was based on the relative individual roles and responsibilities. Of the total number of shares granted to the NEOs (including the CEO), the Committee awarded 29.3% of the shares to Mr. Jorden, 19.5% of the total shares to Mr. Albi and the remaining 51.2% of the total shares were divided equally among Messrs. Bell, Korus and Lambuth. The following table reflects the awards made by the Committee:

Name	No. of Shares Subject to Award	Grant Date Value of Long-Term Equity Incentive Award(1)

Thomas E. Jorden, CEO	60,000	$4,785,000
Paul Korus, CFO	35,000	$2,791,250
Joseph R. Albi	40,000	$3,190,000
Stephen P. Bell	35,000	$2,791,250
John Lambuth	35,000	$2,791,250

(1)              Represents an estimate of the fair value of the shares as of the grant date utilizing a Monte Carlo valuation technique as permitted by the guidance provided by FASB ASC Topic 718. The estimated fair value is the aggregate compensation cost to be recognized over the service period based on the results of the Monte Carlo analysis.

2013 Vesting of NEO Equity Awards

On January 4, 2013, the performance period applicable to the January 4, 2010 NEO equity awards ended. Cimarex’s relative stock price performance percentile was 42% at the end of the performance period, resulting in the vesting of 67% of the shares subject to the January 4, 2010 award. The following table reflects the shares originally granted to each NEO and the number of shares that vested at the end of the three-year performance period:

Name	No. of Shares Granted 1/4/2010	No. of Shares Vested 1/4/2013

Thomas E. Jorden, CEO	50,000	33,500
Paul Korus, CFO	50,000	33,500
Joseph R. Albi	50,000	33,500
Stephen P. Bell	50,000	33,500

The vesting of these awards and the value at vesting is also reported in 2013 Option Exercises and Restricted Stock Vesting table in this Proxy Statement. Mr. Lambuth was not an executive officer at the time of the January 4, 2010 awards. Mr. Lambuth’s service-based award that vested in 2013 is included in the 2013 Option Exercises and Restricted Stock Vesting table.

Elimination of Tax Gross Up Payments

In March 2013, the Board amended the Cimarex Energy Co. Change in Control Severance Plan to eliminate any participant’s right (including the right of any NEO) to a tax gross-up payment.

Cimarex’s Change in Control Severance Plan is the only plan that provided for a tax gross up payment to a participant following a change in control if any payments received by the participant as a result of the change in control become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. See Potential Payments upon Change in Control or Termination for a more detailed description of this Plan.

Alignment of CEO Compensation to Total Shareholder Return

Cimarex CEO Total Compensation Compared to Cimarex Total Shareholder Return

The following graph illustrates our CEO compensation compared to our TSR for the years 2009 through 2013. Indexed TSR represents the cumulative total return of Cimarex stock for a five-year period based on a $100 investment at the start of the first year and reinvestment of all dividends. The data for 2009 and 2010 represents reported compensation for only F. H. Merelli, our former CEO. The data for 2011 includes weighted compensation, including compensation for F. H. Merelli, who served as CEO for nine months in 2011, and compensation for Thomas Jorden, who served as CEO for three months in 2011. Compensation for 2012 and 2013 represents only compensation for Thomas Jorden, Cimarex’s current CEO. The table shows the value of the investment at the end of each year.

Relative CEO Total Compensation Compared to Relative Total Shareholder Return

The following graph depicts alignment of relative CEO compensation compared to relative Total Shareholder Return for the years ended December 31, 2010 through December 31, 2012. The information is only provided through 2012 because 2013 CEO peer company compensation information is not publicly available at this time. The companies used for the relative comparison are the companies in our Compensation Peer Group. We have also included, as a point of reference, Cimarex’s CEO compensation for the years ended December 31, 2011 through December 31, 2013.

Multiple of Median CEO Compensation

The graph below reflects that Cimarex’s 2012 CEO total direct compensation represents 64% of the median CEO total direct compensation of companies in our Compensation Peer Group. The information provided is for 2012 peer group CEO total direct compensation because 2013 CEO peer company compensation information is not publicly available at this time. We have also included, as a point of reference, Cimarex’s 2013 CEO total direct compensation.

Early 2014 Compensation Decisions

2014 Annual Cash Incentive Award Goals

In December 2013, the Committee approved the following strategic goals and objectives that will apply to 2014 annual cash incentive awards that will be measured and paid in 2015:

2014 strategic goals:

o    Achieve good return on invested capital.

o    Increase production compared to previous year on a debt-adjusted basis.

o    Increase reserves compared to previous year on a debt-adjusted basis.

o    Deliver at least one new project that contains significant future investment potential.

2014 tactical goals:

o    Improve management of base property production.

o    Continued improvement of drilling and completion performance and decrease in related costs.

o    Continued focus on staffing and succession planning at all levels.

o    Develop internal five-year plan and capital model.

o    Emphasize and improve health, safety and environmental management.

o    Prepare for Delaware Basin Wolfcamp development decision.

The strategic and tactical measures and objectives have been clearly communicated to the NEOs. At year end, the CEO will deliver a report of results to the Committee with respect to each goal and provide the CEO’s recommendation and the basis for the CEO’s recommendations for individual awards. The Committee and its independent compensation consultant will review management’s recommendations and accept or modify those recommendations. The non-management members of the Board will consider the recommendations of the Committee. Each NEO, including the CEO, has a target award equal to 100% of base salary and a maximum award of 200% of base salary; there is no minimum award.

SECTION 2

Our Compensation Framework

Objectives

Our principal business objective is to profitably grow our proved oil and gas reserves and production for the long-term benefit of shareholders. The primary strategy we use to achieve this objective is to reinvest our cash flow from operations at a competitive rate of return. Our executive compensation program is designed to retain and attract, when appropriate, the experienced professionals necessary to carry out this strategy.

Design

We design our executive compensation program to:

•                 Align performance incentives with the long-term interests of our shareholders.

We align the long-term interests of our executives with the long-term interests of our shareholders by paying a substantial portion of each executive’s total direct compensation in the form of performance-based equity awards. The actual awards delivered are dependent upon relative TSR so that the more our shareholders benefit through shareholder returns compared to our Stock Performance Peer Group, the more our executives benefit through increased vesting of performance-based equity and the relative increase in stock price compared to our Stock Performance Peer Group. Also, stock ownership guidelines encourage executives to have a meaningful ownership stake.

•                 Provide competitive total direct compensation opportunities that retain and attract, when needed, executive talent.

We provide compensation opportunities to our executives at levels that are competitive with equivalent positions at companies with which we may compete for talent. In general, when we review base salary, long-term equity awards and total direct compensation, we reference the 50th and 75th percentiles. Actual compensation earned by an executive may be outside this range based on company and individual performance and industry competition for talented executives.

•                 Link compensation earned to achievement of short-term and long-term financial and operational objectives.

We provide an annual incentive cash award opportunity that is designed to reward executive efforts for achievement of company financial and operational objectives. Our long-term equity incentive awards are designed to encourage above average stock price performance and are structured to encourage retention of executives.

Principal Elements of Executive Compensation

We principally use three elements of executive compensation to carry out the design of our executive compensation program, collectively referred to as “Total Direct Compensation”:

➢	Base salary	Retain executive team and, when appropriate, attract other executives.

➢	Annual cash incentive award	Reward executives for short-term financial and operational results.

➢	Annual long-term equity award

Focus executive efforts on activities and short-term results that lead to long-term shareholder value. Use time-vested restricted stock for retention and performance measures based on relative TSR to align executives’ interests with the interests of shareholders.

Competitive Positioning

In support of our compensation objectives, we reference the 50th and 75th percentiles of a peer group of companies to determine an appropriate total value and mix of pay for executives. We look at individual NEO and total NEO Total Direct Compensation compared to individual NEO and total NEO Total Direct Compensation of companies in our Compensation Peer Group. Because not all of our NEO positions are directly comparable to NEO positions of companies in our Compensation Peer Group, we believe that reviewing aggregate Total Direct Compensation of all NEOs provides an appropriate reference for comparative purposes. The Compensation Peer Group is comprised of companies in the oil and gas industry with similar market capitalization and revenue. The Committee annually reviews companies in this peer group. The 50th and 75th percentiles are reference points only; we do not automatically compensate each executive at these levels. Several variables, including individual and division performance, time in position, annual company performance and one- and three-year relative stock price performance influence the actual executive compensation decisions.

In May 2013, the Committee approved Cimarex’s Compensation Peer Group to be used for 2013 compensation decisions. The companies included in the Peer Group at the time of selection are companies in our industry of similar size and scope of operations and similar market capitalization and revenue. At the time of selection, the 2012 year-end market capitalization of these companies ranged from $3.7 billion to $26.98 billion, and the annual revenue ranged from $810 million to $4.2 billion. For the comparable periods, Cimarex’s market capitalization was $9 billion and revenue was $1.6 billion.

2013 Compensation Peer Group

Peer Company	Peer Company
Cabot Oil & Gas Corporation	QEP Resources, Inc.
Concho Resources, Inc.	Range Resources Corp.
Denbury Resources Inc.	SM Energy Company
Energen Corp.	Southwestern Energy Co.
Newfield Exploration Co.	Ultra Petroleum Corporation
Noble Energy Inc.	Whiting Petroleum Corporation
Pioneer Natural Resources Co.	WPX Energy, Inc.

Under our long-term equity incentive award program, we grant performance-based awards of restricted stock. The performance measure used to determine the number of shares to be delivered upon vesting is Cimarex’s relative total shareholder return, or TSR, when compared to companies in the S&P 400 and 500 Oil and Gas Exploration Indices (the “Stock Performance Peer Group”).

2013 Stock Performance Peer Group

S&P 400 Oil & Gas Exploration Index	S&P 500 Oil & Gas Exploration Index

Bill Barrett Corporation	Anadarko Petroleum Corp.	EQT Corp.
Comstock Resources Inc.	Apache Corp.	Newfield Exploration Co.
Forest Oil Corp.	Cabot Oil & Gas Corp.	Noble Energy Inc.
Plains Exploration & Production co.	Chesapeake Energy Corp.	Pioneer Natural Resources Co.
Quicksilver Resources Corp.	Denbury Resources Inc.	QEP Resources, Inc.
SM Energy Company	Devon Energy Corp.	Range Resources Corp.
	EOG Resources Inc.	Southwestern Energy Co.

Role of Compensation Consultant and Management in Compensation Decisions

Compensation Consultant

The Committee has engaged the firm of Longnecker & Associates (“Longnecker”) as its independent compensation consultant to fulfill the following responsibilities:

•                  Advise the Committee on management proposals, as requested.

•                  Undertake special projects at the request of the Committee.

•                  Participate in Committee meetings.

•                  Make recommendations concerning the Compensation Peer Group.

•                  Review the selected peer group and survey data for competitive comparisons.

•                  Provide market data and recommendations on NEO compensation.

The Committee has considered the six independence factors adopted by the NYSE and has determined that its consultant, Longnecker, is independent within the meaning of the NYSE listing standards.

In 2013, as part of its ongoing services to the Committee, one or more representatives of Longnecker attended or participated by teleconference at five of the meetings of the Committee. Longnecker provided the following services in 2013:

•                  Reviewed and provided input on the CD&A in the 2013 Proxy Statement.

•                  Attended February 25, 2013 Committee meeting and consulted with the Committee on annual cash incentive awards.

•                  Reviewed and made executive base salary recommendations.

•                  Made recommendations concerning the Compensation Peer Group.

•                  Conducted a market analysis of Board compensation.

•                  Provided an executive compensation analysis and recommended range for long-term equity grants.

•                  Recommended compensation in connection with an executive hiring.

The total amount of fees paid to Longnecker for 2013 services to the Committee was $83,899. In addition, the Committee reimburses Longnecker for reasonable travel and business expenses.

Management

Our CEO and President is the principal management resource for compensation recommendations to the Committee with respect to the other NEOs. The CEO (i) provides an annual assessment of Cimarex’s overall financial and operational performance, and (ii) subjectively evaluates individual NEO performance and recommends individual base salary adjustments, annual cash incentive awards and long-term equity awards. His subjective evaluations generally include factors such as scope of responsibility, contribution to company performance, technical competence, managerial skills and advancement potential. The Committee considers the CEO’s recommendations in making Committee decisions regarding executive compensation. The Committee exercises its discretion to accept, reject or modify these compensation recommendations.

Our Vice President of Human Resources acts as an informational resource to Longnecker and the Committee and compiles survey and other compensation data for their review. The Committee, in consultation with Longnecker, reviews this information when making executive compensation and program design decisions.

Other Compensation Arrangements

Post-Employment and Employment Arrangements

All employees, including the NEOs, are covered by the Cimarex Change in Control Severance Plan. The Plan provides for a “double trigger” so that payments are made only if (a) there is a change in control (as defined in the Plan) and (b) an employee is terminated for any reason other than “cause” (as defined in the Plan) within two years following a change in control. In that event, the employee is entitled to (i) cash severance payments of two times annual salary and average cash incentive award, (ii) a pro-rata portion of annual cash incentive bonus for the current year, and (iii) continued medical, dental, disability and life insurance benefits for two years. See Potential Payments upon Change in Control or Termination for a more detailed description of these benefits. In addition, the 2011 Equity Incentive Plan, the proposed 2014 Equity Incentive Plan, and the terms of employee equity award agreements provide for acceleration of vesting of outstanding equity awards upon the occurrence of a change in control.

Cimarex assumed the change in control provisions from the now-expired employment agreements between each of Messrs. Albi, Bell, Jorden and Korus and a predecessor company. The assumed portion of each agreement provides that if the executive is terminated without cause following a change in control event (as defined in the agreement), the executive is entitled to a lump-sum payment equal to two times the executive’s base salary at the time of the change in control. Benefits payable under these agreements are forfeited if the executive receives benefits under any other change in control plan, including the Cimarex Energy Co. Change in Control Severance Plan. As a practical matter, the change in control benefits assumed under the employment agreements only benefit these executives if the Change in Control Severance Plan described above has been terminated. The Change in Control Severance Plan provides for greater benefits payable upon the occurrence of a change in control event than those payable under the assumed agreements.

In 2010, prior to becoming an NEO, John Lambuth, Vice President-Exploration, entered into a retention agreement with Cimarex. The agreement requires Cimarex to make a payment of $600,000, less required withholdings, to Mr. Lambuth if he remains employed through June 1, 2014 or upon an earlier change in control (as defined in the Change in Control Severance Plan) or termination of Mr. Lambuth by Cimarex other than for cause.

Retirement Benefits

Employees, including the NEOs, are eligible to participate in the Cimarex 401(k) defined contribution retirement plan. Cimarex matches dollar-for-dollar employee contributions to the plan up to 7% of the employee’s cash compensation, subject to limits imposed by the Internal Revenue Code. The Board is authorized to make profit-sharing contributions under the Plan and, in February 2014, the Board authorized a profit-sharing contribution of 4% of the gross cash compensation of eligible participants under the Plan.

In addition, eligible participants, including the NEOs, may participate in the Supplemental Savings Plan, which is a non-qualified deferred compensation plan that permits participants to make contributions (and to receive matching contributions) in excess of the Internal Revenue Code limitations for 401(k) plans. See Compensation Tables, 2013 Nonqualified Deferred Compensation for information about contributions to the Supplemental Savings Plan. The Committee administers this plan and designates who may participate. Benefits are paid upon the later to occur of termination of employment or the time elected by the participant. In the event of a change in control, each participant receives a lump sum cash payment of the amount allocated to his or her account.

Perquisites

We provide a limited number of perquisites (personal benefits) to our NEOs, including financial and estate planning and a medical reimbursement program. Our corporate aircraft is generally not available for personal use by any employee. With the authorization of our CEO, however, the corporate aircraft may be used by an employee or a member of his/her family for medical purposes. The incremental cost for non-business use of our corporate aircraft, if any, is disclosed in the Summary Compensation Table. We use the Standard Industry Fare Level tables published by the Internal Revenue Service to determine the amount of compensation income that is imputed to the employee for tax purposes for personal use of corporate aircraft. There was no non-business use of our corporate aircraft during 2013.

Other Compensation Policies

Total Pay Considerations

The Committee considers total direct compensation at the time it makes a decision on any element of executive compensation. The Committee also reviews the relationship of the CEO’s total compensation to the total compensation of each of the other NEOs.

Stock Ownership and Holding Requirements

Our Corporate Governance Guidelines require that each independent director own Cimarex stock in an amount equal to three times his annual cash retainer. In addition, the CEO is expected to own Cimarex shares in an amount equal to five times his annual base salary, and each executive officer who reports to the CEO is expected to own stock in an amount equal to three times his annual base salary. A newly elected director or a newly appointed executive officer has three years from the date of his or her initial election or appointment to comply with the Guidelines. Restricted stock, restricted stock units, deferred compensation units and performance awards are counted in calculating ownership. Shares subject to options are not counted. Each of the independent directors, the CEO and the other NEOs comply with these guidelines.

Clawback Policy

We have adopted a clawback policy providing that, in the event of an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. federal securities laws, the Committee has the right to use reasonable efforts to recover from any of our current or former executive officers who received incentive-based compensation related to the restatement and received during the three-year period preceding any such accounting restatement. This policy applies to incentive-based compensation granted on or after June 1, 2012. This clawback policy will be interpreted in the best judgment of the Committee in a manner consistent with any applicable rules or regulations adopted by the SEC or the NYSE as contemplated by the Dodd-Frank Act.

Non-Hedging and Non-Pledging Policies

Our insider trading policy prohibits directors, officers and designated employees from engaging in hedging or monetization transactions and other employees are strongly discouraged from engaging in such transactions. Any other employee wishing to enter into such an arrangement must first submit the proposed transaction for approval by the compliance officer designated in the policy. The policy also prohibits directors, officers and employees from holding Cimarex stock in a margin account or pledging Cimarex stock as collateral for a loan.

Tax Law Considerations

The Committee considers the impact of applicable tax laws with respect to executive compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), limits the amount of compensation that Cimarex may deduct on its federal income tax return for compensation paid to certain executive officers to no more than $1 million per year. There are exceptions to the $1 million limitation for performance-based compensation meeting certain requirements. The performance-based portion of our restricted stock awards are the only element of executive compensation designed to qualify for the performance-based exception to the $1 million deduction limit, provided additional requirements are met. The Committee attempts to preserve the deductibility of compensation paid to executive officers but does not limit executive compensation to amounts deductible under Section 162(m).

COMPENSATION AND GOVERNANCE COMMITTEE REPORT

The Compensation and Governance Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis section of Cimarex’s 2014 Proxy Statement. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Cimarex’s 2014 Proxy Statement.

THE COMPENSATION AND GOVERNANCE COMMITTEE

L. Paul Teague, Chairman
Jerry Box
Hans Helmerich
David A. Hentschel

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table describes 2011-2013 compensation of our CEO, CFO and the three other most highly compensated executive officers.

							Non-Equity
Name and					Stock	Option	Incentive Plan	All Other
Principal Position	Year	Salary	Bonus		Awards(1)	Awards	Comp.(2)	Comp.(3)	Total

Thomas E. Jorden	2013	$751,616		$—	$4,785,000	$—	$1,620,000	$58,975	$7,215,591
Chief Executive	2012	$672,000		$—	$2,549,445	$—	$800,000	$44,740	$4,066,185
Officer and	2011	$538,621		$—	$3,494,478	$479,260	$750,000	$43,590	$5,305,949
President
(CEO)

Paul Korus	2013	$463,539		$—	$2,791,250	$—	$750,000	$48,440	$4,053,229
Senior Vice	2012	$452,000		$—	$1,593,425	$—	$474,600	$48,232	$2,568,257
President, Chief	2011	$444,881		$—	$3,494,478	$287,556	$350,000	$56,714	$4,633,629
Financial Officer
(CFO)

Joseph R. Albi	2013	$523,077		$—	$3,190,000	$—	$930,000	$48,440	$4,691,517
Chief Operating	2012	$500,000		$—	$1,912,127	$—	$550,000	$83,692	$3,045,819
Officer	2011	$465,772		$—	$3,494,478	$479,260	$400,000	$70,276	$4,909,786

Stephen P. Bell	2013	$428,654		$—	$2,791,250	$—	$750,000	$56,436	$4,026,340
Executive Vice	2012	$395,231		$—	$1,593,425	$—	$462,000	$59,786	$2,510,442
President-Business	2011	$378,621		$—	$3,494,478	$479,260	$350,000	$57,015	$4,759,374
Development

John A. Lambuth	2013	$368,654	$		$2,791,250	$—	$645,000	$48,440	$3,853,344
Vice President-	2012	$324,615	$		$1,367,000	$—	$325,000	$42,637	$2,059,252
Exploration

(1)

Represents the grant date fair value of the awards, which is an estimate of aggregate compensation cost to be recognized over the service period based on the probable outcome of the performance conditions and is an estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The awards are valued as market-based awards using the Monte Carlo simulation method assuming a target number of shares that would be issued because this is deemed to be the “probable” payout percentage at the time of grant consistent with the estimate of aggregate compensation cost to be recognized over the service period. Actual payouts with respect to the awards can range from 50 percent to 100 percent of the award based on the relative ranking of the Company’s TSR in comparison to the peer group over the three-year performance period. If the Company’s performance results in 100% of the award being paid, the grant date fair value of the maximum number of shares for each of the NEOs pursuant to the awards granted in 2013 based on the closing price of the company’s common stock on the December 12, 2013 date of grant would have been as follows: Mr. Jorden $5,792,400; Mr. Albi $3,861,600; and each of Messrs. Korus, Bell and Lambuth $3,378,900.

(2)	Amount reported for the year earned.

(3)	The following describes the components of other items of compensation, including any perquisite in excess of $10,000:

Executive Officer	Unused Vacation	Company Contributions to Retirement Plans	Life Insurance Premiums	Total Other Compensation

Thomas E. Jorden, CEO
2013	$—	$45,200	$3,240	$58,975	(a)
2012	$—	$41,500	$3,240	$44,740
2011	$—	$40,350	$3,240	$43,590

Paul Korus, CFO
2013	$—	$45,200	$3,240	$48,440
2012	$3,803	$41,500	$2,929	$48,232
2011	$—	$40,350	$2,882	$56,714

Joseph R. Albi
2013	$—	$45,200	$3,240	$48,440
2012	$3,036	$41,500	$3,240	$83,692
2011	$—	$40,350	$3,094	$70,276

Stephen P. Bell
2013	$7,996	$45,200	$3,240	$56,436
2012	$14,808	$41,500	$3,478	$59,786
2011	$14,212	$40,350	$2,453	$57,015

John A. Lambuth(b)
2013	$—	$45,200	$3,240	$48,440
2012	$—	$39,743	$2,894	$42,637

(a)	Mr. Jorden’s total other compensation includes $9,926 for medical reimbursements and $609 for reserved parking.

(b)	This is the second year that Mr. Lambuth is included as an NEO in the Summary Compensation Table. Therefore, information is reported only for the 2013 and 2012 fiscal years.

2013 GRANTS OF PLAN-BASED AWARDS

2013 Non-Equity Incentive Plan

The following table describes the target and maximum amounts of annual cash incentive awards for the NEOs and the actual award paid in March 2014 for 2013 services. The non-equity incentive plan provides for no minimum (threshold) award. The amounts listed in the Target column represent 100% of the year-end monthly base salary annualized. The amounts listed in the Maximum column represent 200% of the year-end monthly base salary annualized. See the description of our annual cash incentive award plan in Section 1, Compensation Discussion and Analysis.

	Estimated Future Payouts Under Non-Equity Incentive Plan
				Actual
				Award
				Paid in
Name	Threshold	Target	Maximum	March 2014

Thomas E. Jorden, CEO	$0	$810,000	$1,620,000	$1,620,000

Paul Korus, CFO	$0	$472,000	$944,000	$750,000

Joseph R. Albi	$0	$500,000	$1,000,000	$930,000

Stephen P. Bell	$0	$435,000	$870,000	$750,000

John A. Lambuth	$0	$375,000	$750,000	$645,000

2013 Equity Incentive Plan Awards

The following table provides information regarding the awards of restricted stock and options made to the CEO, CFO and other NEOs in 2013. No option awards were made in 2013. See Section 1, Compensation Discussion and Analysis, Long Term Equity Incentive Award Program, for more information about these awards.

		Award	Comp. Comm.	Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock &
	Type of	Grant	Approval				Option
Name	Award(1)	Date	Date	Threshold(2)	Target(3)	Maximum	Awards(4)

Thomas E. Jorden, CEO	RSA	12/12/13	12/12/13	30,000		60,000	$4,785,000

Paul Korus CFO	RSA	12/12/13	12/12/13	17,500		35,000	$2,791,250

Joseph Albi	RSA	12/12/13	12/12/13	20,000		40,000	$3,190,000

Stephen Bell	RSA	12/12/13	12/12/13	17,500		35,000	$2,791,250

John Lambuth	RSA	12/12/13	12/12/13	17,500		35,000	$2,791,250

(1)                                         RSA = Restricted stock (service-based and performance-based shares)

(2)                                         One-half of the total potential award will vest on completion of continuous service on the third anniversary of the grant date of the award.

(3)                                         Terms of the awards do not specify a targeted number of shares. The number of shares that are earned depends on Cimarex’s stock price performance relative to peers and is not computed until the third anniversary of the grant date of the award. See Long-Term Equity Incentive Award Program for the method of computing the number of shares that vest. Cash dividends will be paid on the threshold number of shares during the vesting period and accrued during the vesting period on the remaining number of shares that are subject to measurement of relative TSR upon satisfaction of the continuous service requirement.

(4)                                         Represents an estimate of the fair value of the shares as of the grant date utilizing a Monte Carlo valuation technique as permitted by the guidance provided by FASB ASC Topic 718. The estimated fair value is the aggregate compensation cost to be recognized over the service period based on the results of the Monte Carlo analysis. The awards are valued as market-based awards assuming a target number of shares would be issued because this is deemed to be the “probable” payout percentage at the time of grant consistent with the estimate of aggregate compensation cost to be recognized over the service period.

Outstanding Equity Awards at December 31, 2013

	OPTION AWARDS				STOCK AWARDS

	Number of Securities Underlying				Equity Incentive Plan Awards That Have Not Vested
	Unexercised Options			Option
Name	Exercisable	Unexercisable(1)	Option Exercise Price	Expiration Date	No. of Shares	Market Value of Unearned Shares(2)
Thomas E. Jorden, CEO	0	25,000	$55.96	9/30/2018	167,555(3)	$17,578,195
Paul Korus, CFO	0	15,000	$55.96	9/30/2018	120,171(4)	$12,607,140
Joseph R. Albi	0	25,000	$55.96	9/30/2018	132,633(5)	$13,914,528
Stephen P. Bell	0	25,000	$55.96	9/30/2018	120,171(4)	$12,607,140
John A. Lambuth	0	0	—	—	73,500(6)	$7,710,885

(1)                                         Each of the option awards will vest in full on September 30, 2014.

(2)                                         The amount in this column reflects the closing market price of the stock as of December 31, 2013 ($104.91) multiplied by the number of shares reported in the previous column.

(3)                                         34,940 shares of a 47,863 share award vested on January 3, 2014, between a minimum of 29,796 and a maximum of 59,592 shares could vest on May 18, 2015 and between a minimum of 30,000 and a maximum of 60,000 shares could vest on December 12, 2016.

(4)                                         34,940 shares of a 47,863 share award vested on January 3, 2014, between a minimum of 18,654 and a maximum of 37,308 shares could vest on May 18, 2015 and between a minimum of 17,500 and a maximum of 35,000 shares could vest on December 12, 2016.

(5)                                         34,940 shares of a 47,863 share award vested on January 3, 2014, between a minimum of 22,235 and a maximum of 44,470 shares could vest on May 18, 2015 and between a minimum of 20,000 and a maximum of 40,000 shares could vest on December 12, 2016.

(6)                                         2,500 shares will vest on June 23, 2014, 4,000 shares will vest on July 1, 2015, 4,000 shares will vest on July 13, 2016, 4,000 shares will vest on July 13, 2017, a minimum of 12,000 and a maximum of 24,000 shares could vest on September 13, 2015, and a minimum of 17,500 and a maximum of 35,000 shares could vest on December 12, 2016.

2013 OPTION EXERCISES AND RESTRICTED STOCK VESTED

	2013 OPTION EXERCISES		2013 STOCK VESTING
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Thomas E. Jorden	—	$—	33,500	$2,011,005

Paul Korus	—	$—	33,500	$2,011,005

Joseph R. Albi	—	$—	33,500	$2,011,005

Stephen P. Bell	—	$—	33,500	$2,011,005

John A. Lambuth	—	$—	5,000	$375,550

2013 NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on the Supplemental Savings Plan (the “Plan”) contributions and earnings for our NEOs in each of the last three fiscal years. Under the terms of the Plan, a participant may make an elective contribution to the Plan of an amount that exceeds the maximum amount permitted to be contributed to his account in the Cimarex 401(k) Plan (an “excess contribution”) provided that the excess contribution does not exceed the dollar limitation on elective deferrals under the Internal Revenue Code section 402(g) in effect on January 1 of the calendar year of deferral (2013 limitation was $17,500). Cimarex will match 100% of the excess contributions up to 7% of a participant’s eligible compensation. A participant may also elect to have up to 50% of his compensation and up to 100% of his bonus withheld from his compensation and allocated to his Plan account. Cimarex does not match these contributions.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Thomas E. Jorden, CEO
2013	$17,500	$17,500	$173	$—	$580,126	(3)
2012	$17,000	$17,000	$207	$—	$545,364
2011	$16,500	$16,500	$223	$—	$511,404

Paul Korus, CFO
2013	$138,854	$17,500	$142,102	$—	$608,523	(3)
2012	$17,000	$17,000	$51,798	$—	$385,478
2011	$16,500	$16,500	$(6,167)	$—	$299,927

Joseph R. Albi
2013	$17,500	$17,500	$43,828	$—	$426,712	(3)
2012	$17,000	$17,000	$35,895	$—	$318,296
2011	$16,500	$16,500	$(856)	$—	$248,629

Stephen P. Bell
2013	$17,500	$17,500	$38,093		$—	$576,524	(3)
2012	$17,000	$17,000	$65,201		$—	$503,842
2011	$16,500	$16,500	$21,880		$—	$404,888

John A. Lambuth
2013	$17,500	$17,500	$33,445	$		$351,313	(3)
2012	$17,000	$17,000	$24,466		$—	$283,280

(1)                                         The amounts included in this column are also included in the Salary column in the Summary Compensation Table.

(2)                                         The amounts reported in this column are included in the All Other Compensation column and footnote 3 thereto in the Summary Compensation Table.

(3)                                         The following table sets forth amounts included in the aggregate balance at December 31, 2013 that were reported as compensation to the named executive officer in the Summary Compensation Table for previous years.

Named Executive Officer	Amount of Previously Reported Compensation
Thomas E. Jorden	$479,286
Paul Korus	$388,646
Joseph R. Albi	$288,816
Stephen P. Bell	$368,170
John A. Lambuth	$240,680

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL OR TERMINATION

We do not consider post-termination benefits as a material element of executive compensation because NEO post-termination benefits are the same benefits available to all full-time employees. Post-termination benefits are not included in the Committee’s analysis of total compensation.

We are obligated to make certain payments to employees, including our NEOs, or to accelerate the vesting of their equity awards pursuant to the following plans and agreements:

•                  Change in Control Severance Plan that covers all full-time employees, including the NEOs

•                  2002 Stock Incentive Plan and 2011 Equity Incentive Plan that govern all equity awards made to directors and employees, including the NEOs

•                  Change in control provisions for the benefit of Messrs. Albi, Bell, Jorden and Korus, as assumed by Cimarex

•                  Supplemental Savings Plan

Our change-in control arrangements keep our senior executives focused on pursuing all corporate transaction activity that is in the best interests of shareholders regardless of whether those transactions may result in their own job loss. Uncertainty created by a corporate transaction can create retention risk for a company. In addition, change-in-control protection is often needed to retain and attract, when appropriate, the best talent because many of the companies with whom we compete for talent provide change-in-control protection.

We currently do not pay severance benefits nor do our equity award agreements provide for acceleration of equity awards upon the retirement of the NEOs. Individual performance assessments, compensation arising from our annual compensation program (except to the extent provided in the contractual arrangements described above) and overall wealth accumulation are not factors that affect post-termination benefits.

Change in Control

We are obligated under certain agreements to pay benefits upon a “change in control” event. Cimarex’s definition of “change in control” as used in its 2002 Stock Incentive Plan and its 2011 Equity Incentive Plan, its Change in Control Severance Plan and the change in control provisions that survived certain expired employment agreements with each NEO are the same. In summary, a change in control event means any of the following:

•                  Acquisition of 30% or more of the shares of our outstanding common stock or the combined voting power of voting securities of Cimarex by an individual or group.

•                  Members of our Board of Directors, or directors nominated by those directors, cease to constitute a majority of the directors during any period of twelve months.

•                  A reorganization, share exchange or merger unless (i) the shareholders prior to the reorganization or merger continue to own more than 40% of the outstanding common stock and combined voting power of the resulting corporation following the reorganization or merger; and (ii) at least a majority of the members of the Board of the corporation resulting from the merger or reorganization were members of the Board at the time of executing the agreement to reorganize or merge.

•                  The complete liquidation or dissolution of Cimarex or the sale of all or substantially all of its assets.

The following is a summary of those agreements that provide for payment to the NEOs in the event of a change in control event coupled with termination of employment without cause:

Change in Control – Termination Without Cause

Our Change in Control Plan provides for the payment of severance benefits to all active employees in the event of termination following a change in control. In the event of a change in control, if an employee is terminated for any reason other than “cause” (as defined in the Plan) within two years following a change in control, that employee would be entitled to:

•                  Cash severance payments of up to two years’ salary and cash incentive award.

•                  A pro rata portion of the annual cash incentive bonus award otherwise payable for the year of termination.

•                  Continued medical, dental, disability and life insurance benefits for two years.

We assumed from a predecessor company the change in control provisions from the now-expired employment agreements of each of Messrs. Albi, Bell, Jorden and Korus with such company. Each agreement provides that if the executive is terminated without cause following a change in control event (as defined in the agreement), the executive is entitled to a lump-sum payment equal to two times the executive’s base salary at the time of the change in control. Benefits payable under these agreements are forfeited if the executive receives benefits under any other change in control plan, including the Cimarex Energy Co. Change in Control Severance Plan. As a practical matter, the change in control benefits assumed under the employment agreements only benefit these executives if the Change in Control Severance Plan described above has been terminated. The Change in Control Severance Plan provides for greater benefits payable upon the occurrence of a change in control event than those payable under the assumed agreements.

Change in Control – No Termination

Our 2002 Stock Incentive Plan and our 2011 Equity Incentive Plan provide for acceleration of vesting of equity awards in the event of a change in control.

Termination of Employment

Death or Disability

The award agreements for grants of equity under the 2002 Stock Incentive Plan and the provisions of the 2011 Equity Incentive Plan provide for acceleration of vesting of awards in the event of death or disability. Benefits under the Supplemental Savings Plan also are paid upon death or disability.

Termination Without Cause

Benefits under the Supplemental Savings Plan are payable to each NEO upon termination of employment.

Estimated Benefits upon Various Termination Scenarios

Payments upon a change in control or termination of employment include various elements of compensation. The elements of compensation that may be included in a change in control or severance payment are:

	(A)	(B)	(C)	(D)	(E)
	ANNUAL AVERAGE CASH COMPENSATION(1)	CASH INCENTIVE(2)	LONG TERM AWARD PAYOUT(3)	SUPPLEMENTAL SAVINGS(4)	OTHER BENEFITS(5)
Thomas Jorden	$3,793,616	$751,616	$17,446,192	$580,126	$29,712
Paul Korus	$2,015,539	$463,539	$11,985,637	$608,523	$29,323
Joseph Albi	$2,353,077	$523,077	$13,782,525	$426,712	$22,170
Stephen Bell	$1,948,654	$428,654	$12,475,137	$576,524	$11,839
John Lambuth	$1,663,077	$368,654	$7,710,885	$351,313	$27,963

(1)                 Amount represents two times the annual average compensation (salary and cash incentive bonus) paid to the executive for 2012 and 2013, as provided in the Change in Control Severance Plan.

(2)                 Amount represents the average incentive bonus as provided in the Change in Control Severance Plan.

(3)                 Amount represents the value of accelerated vesting of restricted stock and options based upon the closing price of Cimarex’s common stock as of December 31, 2013 of $104.91 per share.

(4)                 Amount represents estimated payments under the Supplemental Savings Plan.

(5)                 Amount represents the estimated value of continued medical, dental, disability and life insurance benefits for two years as provided in the Change in Control Severance Plan.

The following table provides the estimated compensation and present value of benefits potentially payable to each NEO in the event of a change in control or termination under various circumstances. The amounts shown assume that the termination or change in control occurred on December 31, 2013. The actual amounts to be paid can only be determined at the time of the executive’s actual separation from Cimarex or the occurrence of a change in control. Actual payments may be more or less than the amounts described below. In addition, the company may enter into new arrangements or modify these arrangements, from time to time.

The following describes potential payments to the NEOs in the event of a change in control or termination under various scenarios. [Note that the alphabetical references in the headings refer to the element of compensation described above]:

NAME	TERMINATION WITHOUT CAUSE (D+(E))(1)	TERMINATION AS A RESULT OF DEATH OR DISABILITY (C+D+E)(1)	CHANGE IN CONTROL (No Termination) (C)(1)	TERMINATION ON CHANGE IN CONTROL (A+B+C+D+E)(1)

Thomas Jorden	$609,838	$18,056,030	$17,446,192	$22,601,262
Paul Korus	$637,846	$12,623,483	$11,985,637	$15,102,561
Joseph Albi	$448,882	$14,231,407	$13,293,025	$17,107,561
Stephen Bell	$588,363	$13,063,499	$12,475,137	$15,440,807
John Lambuth	$379,276	$8,090,161	$7,710,885	$10,121,892

(1)                 The alphabetical code refers to the elements of compensation that may be included in a change in control or severance payment as described at the beginning of this section, Estimated Benefits upon Various Termination Scenarios.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (ITEM 2)

At the 2013 Annual Meeting, 91% of the votes cast were in favor of the advisory vote to approve executive compensation. The Compensation and Governance Committee (the “Committee”) considered this favorable outcome and believed it conveyed our shareholders’ support of the Committee’s compensation decisions in 2012 and early 2013 and shareholders’ overall satisfaction with Cimarex’s executive compensation programs. Consistent with this support, the Committee decided to retain the core design of our executive compensation programs for the remainder of 2013, as it believes the programs continue to attract, retain and appropriately incent executives.

As part of shareholder engagement, we interact with shareholders on a number of matters throughout the year, including executive compensation and governance. The Committee carefully considers any feedback and routinely reviews executive compensation practices and corporate governance.

At the 2014 Annual Meeting of Shareholders, we will again hold an annual advisory vote to approve executive compensation. The Committee will continue to consider the results from this year’s and future advisory votes on executive compensation, as well as feedback from shareholders through the course of such year. A shareholder advisory vote will be held at the 2017 annual meeting to vote again on the frequency of the advisory vote to approve executive compensation, i.e. if the advisory vote should be held every one, two or three years.

Because your vote is advisory, it will not be binding upon the Board. However, the Board values shareholders’ opinions, and the Committee will take into account the outcome of the vote when considering future executive compensation decisions. The Board recommends that shareholders vote FOR the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Cimarex’s Named Executive Officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative.

The Board of Directors unanimously recommends a vote FOR the advisory vote to approve executive compensation.

APPROVE 2014 EQUITY INCENTIVE PLAN (ITEM 3)

We are asking our shareholders to approve the Cimarex Energy Co. 2014 Equity Incentive Plan (the “2014 Plan”). The 2014 Plan was approved by our Board of Directors on February 25, 2014, subject to approval of our shareholders. If approved by our shareholders, the 2014 Plan will become effective as of the annual meeting date, May 15, 2014. The 2014 Plan will replace our 2011 Equity Incentive Plan (the “2011 Plan”).

Our Board believes that the 2014 Plan will play an important role in our human resource and business strategy by allowing us to continue to attract and retain experienced and highly qualified individuals to contribute to our long-term success. We believe that stock-based compensation fosters and strengthens a sense of proprietorship and personal involvement in our success, thereby advancing the interests of Cimarex and our shareholders.

The 2014 Plan authorizes for issuance a maximum number of shares, subject to adjustment, determined as the sum of 4,700,000 shares of our common stock, plus the number of shares remaining available under the 2011 Plan on May 15, 2014 (as of March 3, 2014, 1,810,398 shares), plus the number of shares related to awards outstanding under the 2011 Plan as of such date that thereafter terminate unexercised by expiration or are forfeited. The 2014 Plan is a flexible share authorization plan. Shares subject to an award other than an option or stock appreciation right will count as 2.38 shares for every share subject to the award. Shares subject to an option or SAR will count as one share for every share subject to the award.

The Board of Directors recommends a vote FOR approval of the Cimarex Energy Co. 2014 Equity Incentive Plan.

Background and Purpose

The 2014 Plan will replace the 2011 Plan, subject to shareholder approval. The primary purposes of the 2014 Plan are to provide flexibility in the types of available awards and design of awards, modify certain individual award limits and revise the performance measures for qualified performance-based awards.

Equity Plan Costs

Management and our Board are cognizant of the expense attributable to compensatory stock awards, as well as dilution, and strive to maintain both at appropriate levels. We believe that we have demonstrated sound equity compensation practices. Our average three-year burn rate for 2011-2013 was 1.67%, which is under the industry threshold established by Institutional Shareholder Services of 4.3%. While there are several methodologies to arrive at burn rates, we have used the current Institutional Shareholder Services methodology for determining our burn rate for the last three years. The total number of shares authorized for issuance under the 2014 Plan represents approximately 7.4% of our shares of common stock outstanding as of March 3, 2014.

Status of the 2011 Plan

As of March 3, 2014, the equity awards available and outstanding under the 2011 Plan, and their respective features, were as follows:

Options Outstanding	482,612

Restricted Stock (full-value) Outstanding	1,594,802

Weighted average exercise price of outstanding options	$59.88

Weighted average remaining term of outstanding options	5.2 years

Shares available for grant	1,810,398

If the 2014 Plan is not approved by our shareholders, the 2011 Plan will remain in effect in its present form. If the 2014 Plan is approved by shareholders, future equity awards will be made from the 2014 Plan and we will not grant any additional awards under the 2011 Plan. Equity awards previously granted under the 2011 Plan will remain outstanding in accordance with their terms.

2014 Equity Incentive Plan

General

We have included several features in the design of the 2014 Plan that reflect our commitment to effective corporate governance, including:

•                  administration by our Compensation and Governance Committee, a committee of independent directors;

•                  a flexible share authorization plan that provides that the shares available for issuance will be reduced by 1.00 share for each share subject to an award in the form of an option or stock appreciation right or 2.38 shares for each share subject to awards other than an option or stock appreciation right;

•                  reasonable share counting provisions, which generally provide that when awards expire or are forfeited, the shares reserved for those awards are returned to the share reserve and become available for future awards. However, shares of common stock that are tendered to us in payment of the exercise price of an option, are withheld to cover tax withholding obligations, are repurchased by us with option proceeds, or are not delivered upon exercise of a stock appreciation right are not returned to the share reserve;

•                  all options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant and a maximum term of no more than seven years;

•                  a prohibition on repricing of options and stock appreciation rights or similar actions without shareholder approval;

•                  award limits on the number of shares and payment amounts for certain individuals during a calendar year; and

•                  prohibition of dividend or dividend equivalent payments on options or stock appreciation rights and restrictions on dividend or dividend equivalent payments for awards of performance-based stock or units before the award is earned.

Performance-Based Awards

A significant portion of total annual compensation of our executive officers is paid in the form of long-term equity awards to more closely align the interests of management with the long-term interests of our shareholders. The 2014 Plan includes features designed to preserve the deductibility of payments that constitute qualifying performance-based compensation for purposes of section 162(m) of the Internal Revenue Code, as well as to provide for compensation that may not meet such requirements.

Summary of the 2014 Plan

The following summary describes briefly the material terms of the 2014 Equity Incentive Plan (referred to in this discussion as the “Plan”) and is qualified in its entirety by reference to the full text of the Plan. Please read the full text of the Plan included as Appendix A to this proxy statement. Capitalized terms not defined in the summary are defined in the attached Plan document.

Awards. Awards available under the Plan include options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units, dividend equivalents and other stock-based awards.

Administration. The Plan is administered by our Compensation and Governance Committee (the “Committee”), which is comprised of non-employee directors of Cimarex. Subject to the provisions of the Plan, the Committee has the authority to select the participants who will receive the grants and awards, determine the type and terms of the grants and awards and interpret and administer the Plan and awards. The Committee may amend, modify or supplement the terms of outstanding awards and exercise certain discretion. To the extent permitted by law, the Committee may delegate authority to grant awards to certain eligible employees to a subcommittee of the Board or to one or more officers.

Eligibility and Participation. All employees, officers, and directors of Cimarex or an affiliate are eligible to participate in the 2014 Plan when selected by the Committee for an award. Certain consultants and advisers who provide services to us or an affiliate are also eligible to participate when selected by the Committee for an award. As of March 3, 2014, we have approximately 908 full-time employees, and 175 employees and eight non-employee directors are participants in the 2011 Plan.

Stock Subject to the Plan, Adjustments and Share Counting. Subject to shareholder approval, the maximum number of shares of our common stock available for issuance under the 2014 Plan will be the sum of (a) 4,700,000 shares, plus (b) the number of shares remaining available under the 2011 Plan determined as of May 15, 2014 (as of March 3, 2014 1,810,398 shares), plus (c) the number of shares related to awards under the 2011 Plan and the 2014 Plan that thereafter terminate unexercised by expiration or are forfeited. The shares may be used for any type of award under the 2014 Plan. The number of shares is subject to adjustment on account of a recapitalization, reclassification, split, combination, exchange, stock dividend or similar corporate event. Outstanding awards under the 2014 Plan are also subject to similar adjustments for these types of events. No more than 1,000,000 of the shares will be available for incentive stock options.

Shares subject to an award other than an option or SAR will count as 2.38 shares for every share subject to the award. Shares subject to an option or SAR will count as one share for every share subject to the award. Shares that relate to awards under the 2014 Plan or the 2011 Plan that terminate unexercised by expiration or are forfeited will be available again for issuance in the same amount as such shares were counted against the share limit. Available plan shares will not be increased for shares tendered or withheld in connection with exercise of an option, withheld to satisfy tax withholding obligations, repurchased by us with option proceeds, or not delivered upon net settlement or net exercise of a SAR.

Shares and Market Value. Shares issuable under the 2014 Plan include shares of our common stock, par value $0.01 per share. On March 3, 2014, the reported closing price per share of our common stock on the NYSE was $115.19.

Individual Award Limits. The 2014 Plan includes individual award limits on the maximum number of shares that may be subject to awards granted to certain individuals during any calendar year as follows:

Number of Shares
Options or Stock Appreciation Rights	1,000,000
Restricted Stock or Performance Shares	300,000
Non-Employee Director awards	20,000

Stock Options and Stock Appreciation Rights. Each option entitles the holder to purchase a specified number of shares at a specified exercise price. Each option agreement will specify whether the option is an “incentive stock option,” or “ISO” (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code), or a nonqualified stock option. Each stock appreciation right entitles the holder to receive, upon exercise, the excess of the fair market value of a share at the time of exercise over the grant price of the stock appreciation right multiplied by the specified number of shares to which the stock appreciation right is being exercised. Except for substitute awards, the exercise or grant price of each option and stock appreciation right will be at least 100 percent of the fair market value of a share on the date the award is granted. The term of any option or stock appreciation right may not exceed seven years and the option or stock appreciation right will vest over a period determined by the Committee. The award agreement may provide that the period of time over which an option other than an incentive stock option and stock appreciation right may be exercised will be automatically extended if on the scheduled expiration date, the exercise of the option or stock appreciation right would violate applicable securities laws or our insider trading policy. Each option or stock appreciation right agreement will specify the consequences to the award with respect to a termination of service with us and our affiliates.

Restricted Stock and Restricted Stock Units. The Committee may grant an award of shares of restricted stock, which is an award of actual shares subject to a risk of forfeiture and restrictions on transfer. The Committee may also grant an award of restricted stock units, which is a bookkeeping entry representing the equivalent of shares of stock. The terms and conditions of any award of restricted stock or restricted stock units will be determined by the Committee. Restrictions may be based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, holding requirements or any other restrictions determined by the Committee. Except as set forth in the award agreement, upon termination of a participant’s services, any unvested shares of restricted stock or restricted stock units will be forfeited.

Performance Awards. The Committee may also grant a performance award in the form of performance shares, performance units, or a cash-based award which vest or payout based on the attainment of performance goals and any other terms and conditions determined by the Committee. The terms and conditions of any award of performance shares, performance units, or a cash-based performance award will be determined by the Committee. Each award agreement will set forth the extent to which the participant will retain performance shares, performance units or cash-based awards upon termination of service.

The Committee may grant one or more awards designed to qualify as “performance-based” compensation under Section 162(m) of the Code based on the grant, vesting, or payout of such awards being contingent on the achievement of certain pre-established performance goals. The Committee will establish objective performance goals within 90 days of the beginning of the performance period and the formula or other methodology used to determine the number or value of shares, units, or payout of any earned award. The target awards, performance goals and formula or methodology for determining awards need not be the same for all participants.

A performance goal under the 2014 Plan may be based on one or more of the following measures:

•                  rate of return on exploration capital;

•                  stock performance measures (including relative price performance);

•                  revenue;

•                  earnings before interest, taxes, depreciation and amortization, or EBITDA;

•                  funds from operations;

•                  funds from operations per share;

•                  operating income;

•                  pre- or after-tax income;

•                  production levels;

•                  proved, probable and/or possible reserve levels and/or additions;

•                  discounted present value of proved, probable and/or possible reserves;

•                  cash available for distribution;

•                  cash available for distribution per share;

•                  net earnings;

•                  earnings per share;

•                  return on investment;

•                  return on equity;

•                  return on assets;

•                  share price performance;

•                  improvements in the company’s attainment of expense levels;

•                  implementation or completion of critical projects;

•                  return on capital employed;

•                  debt, credit or other leverage measure or ratios;

•                  capital expenditures;

•                  finding and development costs;

•                  property or mineral leasehold acquisitions or disposition;

•                  improvement in cash flow, either before or after tax; and

•                  any combination or derivation of the any of the foregoing.

The performance goals may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may be related to one or any combination of corporate, group, unit, division, affiliate or individual performance.

The performance measures may be based on pro forma numbers and may include or exclude the effect of payment of awards under the 2014 Plan and any other incentive or bonus plan of the company. Subject to Section 162(m) requirements, the level of attainment of the performance goal may be adjusted to exclude (a) certain extraordinary or non-recurring items as described in the applicable accounting rules, (b) the effects of any changes in accounting principles affecting the reported results of the company or a business unit, or (c) any other adjustment consistent with the requirements of Section 162(m) that is pre-specified for the plan year by the Committee.

After the applicable performance period has been completed, the Committee will certify the level of achievement of the performance goals and determine the number or value of any earned award.

Other Stock-Based Awards. The Committee may grant other types of stock-based awards in which participants may (a) acquire shares of stock or (b) receive an award, whether payable in cash or stock, the value of which is determined in whole or in part, based on the value of our common stock, subject to the terms and conditions of the 2014 Plan.

Dividends and Dividend Equivalents. The Committee will determine and set forth in the award agreement whether the participant will be entitled to receive (currently or on a deferred basis) dividends or dividend equivalents with respect to shares of stock covered by the award; provided, however, in no event may dividends or dividend equivalents be paid on (i) options or stock appreciation rights or (ii) awards that vest or pay based on the attainment of performance goals until and to the extent the award is earned, although amounts can be accumulated. The Committee may provide that any dividends paid on shares subject to an award will be reinvested in additional shares of stock, which may or may not be subject to the same vesting conditions and restrictions applicable to the award.

Tax Withholding. The 2014 Plan provides that participants may elect to satisfy certain federal, state, and local income tax and employment tax withholding requirements by remitting to us cash or, subject to certain conditions, shares, or by instructing us to withhold shares payable to the participant.

Change in Control. Upon the occurrence of a change in control, generally: (a) the unvested portion of any outstanding options and stock appreciation rights will become immediately and automatically vested; (b) the unvested portion of a restricted stock award will become immediately and automatically vested and payable; the unvested portion of a restricted stock unit award will become immediately and automatically vested and payable, subject to applicable tax rules; and (c) the performance period for outstanding unvested performance shares and performance units will be deemed completed and the extent to which the applicable performance goals have been satisfied will be determined, subject to adjustment for the date of the change in control.

For purposes of the 2014 Plan, a “change in control” occurs upon the occurrence of any one of the following events:

•                  Any individual, entity or group becomes the beneficial owner of 30 percent or more of either our outstanding shares of common stock or the combined voting power of our voting securities; or

•                  The directors on our Board at the beginning of any 12-month period, or directors nominated by those directors, cease to constitute a majority of the Board; or

•                  There is a reorganization, share exchange or merger unless (a) following such business combination the beneficial owners of the then outstanding shares of our common stock and outstanding voting securities prior to such business combination beneficially own, directly or indirectly, more than 40 percent of the then outstanding shares and combined voting power of the securities entitled to vote generally in the election of directors in substantially the same proportions as their ownership immediately prior to such business combination and (b) at least a majority of the board resulting from such business combination were members of the incumbent board; or

•                  The closing of (a) a complete liquidation or dissolution of the company or (b) the sale or disposition of all or substantially all of the assets of the company.

Recoupment of Awards. Awards granted or amounts payable under the 2014 Plan will be subject to the terms of any company compensation recoupment policy then applicable, if any, to the extent the policy applies to such award or amount and any provisions of applicable law relating to cancellation, rescission, payback, or recoupment of compensation.

Repricing. Except for adjustments to reflect the effects of certain corporate transactions, the 2014 Plan requires shareholder approval of any amendment or modification to outstanding options or stock appreciation rights that reduces the exercise or grant price, either by lowering the exercise or grant price or by cancelling and replacing the award with a lower exercise or grant price; or provides for a cancellation for cash or another award if the exercise or grant price is higher than the then-current fair market value; or provides for any other change that would be treated as a repricing by the stock exchange upon which our shares are traded.

Amendment and Termination. Generally, our Board may amend, modify or terminate the 2014 Plan at any time; provided, however, that no amendment or modification may become effective without approval of shareholders if shareholder approval is required to satisfy any applicable statutory or regulatory requirements or if we determine shareholder approval is otherwise necessary or desirable.

Plan Term. Subject to approval by our shareholders, the 2014 Plan will become effective May 15, 2014 and will terminate on May 15, 2024, ten years from the effective date.

Federal Income Tax Information

The following is intended only as a brief general summary of the current material U.S. federal income tax aspects of awards granted under the 2014 Plan. The tax consequences to a participant will depend upon the type of award granted to the participant. In general, if a participant recognizes ordinary income in connection with the grant, vesting, or exercise of an award, we will be entitled to a corresponding deduction equal to the amount of the income tax recognized by the participant. This summary does not address the effects of other federal taxes (including possible excise taxes) or taxes imposed under state, local, or foreign tax laws. Tax consequences may vary depending on particular circumstances, and administrative and judicial interpretations of the application of the federal income tax laws are subject to change.

Options and Stock Appreciation Rights. In general, a participant does not have taxable income upon the grant of an option or a stock appreciation right. The participant will recognize ordinary income upon exercise of a nonqualified stock option equal to the excess of the fair market value of shares acquired on exercise over the aggregate option price for the shares. Upon exercising a stock appreciation right, the participant will recognize ordinary income equal to the cash or fair market value of the shares received over the aggregate base price for the shares. A participant will not recognize ordinary income upon exercise of an incentive stock option, or ISO, except that the alternative minimum tax may apply. If a participant disposes of shares acquired upon exercise of an ISO before the end of the applicable holding periods, the participant will recognize ordinary income. Otherwise, a sale of shares acquired by exercise of an option or a stock appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in the shares. We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or stock appreciation right, but no tax deduction relating to a participant’s capital gains. We will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling or transferring the shares.

Restricted Stock, Restricted Stock Units, Performance Awards, and Other Stock-Based Awards. If an award is subject to a restriction on transferability and a substantial risk of forfeiture (for example, restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earlier of the removal of the restrictions on transferability or when the risk of forfeiture lapses. However, the participant may elect under Section 83(b) of the Code within 30 days of the date of grant to recognize ordinary income on shares of restricted stock as of the date of grant equal to the excess of the fair market value of the shares on the date of grant, over the amount paid, if any. If an award has no restriction on transferability or is not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares received. If a participant receives an award which includes a performance and/or vesting requirement or other restriction that must be satisfied prior to payment or receipt of shares, the participant will generally not recognize income for federal income tax purposes at the time of grant of such award and we are not entitled to a deduction at that time. At the time the performance and/or vesting requirements or other restrictions are satisfied, the participant will recognize ordinary income in an amount equal to the fair market value of any shares delivered or the amount of any cash paid. If a participant sells or disposes of shares delivered to the participant pursuant to an award, the participant will recognize short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in the shares.

Section 409A. Section 409A of the Code imposes election, payment and funding requirements on “nonqualified deferred compensation” plans. If a nonqualified deferred compensation arrangement subject to Section 409A of the Code fails to meet, or is not operated in accordance with, the requirements of Section 409A, then compensation deferred under the arrangement may become immediately taxable and subject to a 20 percent additional tax. Certain awards that may be issued under the 2014 Plan may constitute a “deferral of compensation” subject to the requirements of Section 409A of the Code.

Section 162(m). Compensation that qualifies as “performance-based” compensation is excluded from the $1 million deduction limitation of Section 162(m). Under the 2014 Plan, options, and stock appreciation rights granted with an exercise price at least equal to 100 percent of the fair market value of the underlying shares on the date of grant and certain other awards paid to covered employees that are conditioned upon achievement of performance goals are intended to qualify as “performance-based” compensation. A number of requirements must be met in order for compensation paid or earned with respect to an award granted under the 2014 Plan to qualify as performance-based compensation for purposes of Section 162(m).

New Plan Benefits

Subject to the approval of our shareholders, the 2014 Plan will become effective May 15, 2014. As of the date of this proxy statement, no awards have been granted under the 2014 Plan. Awards are subject to the discretion of the Compensation and Governance Committee and are therefore not determinable.

Equity Plan Compensation Table

The following table presents information about outstanding options, warrants and rights and the number of shares remaining available for future issuance under our 2011 Plan as of December 31, 2013. Subject to shareholder approval of the 2014 Equity Incentive Plan, any shares remaining available for future issuance under the 2011 Plan, as set forth column (c) will be available under the 2014 Plan.

	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by shareholders	531,016	(1)	$59.783	1,809,228	(2)
Equity compensation plans not approved by shareholders	-		-	-
Total	531,016	(1)	$59.783	1,809,228	(2)

(1)

Represents shares issuable upon the exercise of outstanding nonqualified stock options issued under our 2011 Plan. Cimarex does not have any options, warrants or rights outstanding or available for issuance under any non-shareholder approved equity compensation plans.

(2)

Represents shares available for future issuance under our 2011 Plan. Shares subject to options granted under the 2011 Plan count as one share, and full-value awards (restricted stock, restricted stock units, performance stock and performance stock units) count as 2.34 shares against the number of shares available for issuance under the 2011 Plan.

REPORT OF AUDIT COMMITTEE

The Audit Committee on behalf of the Board of Directors oversees (i) the quality of the Company’s financial reporting; (ii) the independent auditors’ qualifications and independence; and (iii) the performance of the Company’s internal auditors and independent auditors. In so doing, it is the responsibility of the Committee to maintain free and open communication between the directors, the independent auditors and the management of the Company. All members of the Audit Committee meet the independence, experience and financial literacy requirement of the New York Stock Exchange, the Sarbanes Oxley Act and any rules or regulations promulgated by the Securities and Exchange Commission. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.cimarex.com.

Management is responsible for the Company’s financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and uses the Company’s internal audit department to assist with these responsibilities.

The Audit Committee reviewed Cimarex’s audited financial statements as of and for the year ended December 31, 2013 and met with both management and KPMG, Cimarex’s independent public accounting firm, to discuss those financial statements and the effectiveness of Cimarex’s internal control over financial reporting. In addition, we have received from KPMG the communication required by Public Company Accounting Oversight Board (PCAOB) Rule 3526, Communication with Audit Committees Covering Independence, and discussed with KPMG their independence from Cimarex and its management. The Audit Committee also discussed with KPMG any matters required by the PCAOB Auditing Standards, No. 16, Communication with Audit Committees.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that Cimarex’s audited financial statements be included in Cimarex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

THE AUDIT COMMITTEE
Monroe W. Robertson, Chairman
Harold R. Logan, Jr.
Floyd R. Price
Michael J. Sullivan

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference.

RATIFICATION OF INDEPENDENT AUDITORS (ITEM 4)

The Audit Committee of the Board has appointed KPMG LLP to audit our financial statements for 2014. Since October 1, 2002, KPMG LLP has served as our independent auditors.

We are asking that shareholders ratify the appointment of KPMG LLP as independent auditor. If shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. A KPMG LLP representative will be at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

The Board of Directors recommends a vote FOR the ratification of KPMG LLP as Cimarex’s independent auditors for 2014.

Audit and Non-Audit Fees

The following table shows the fees for professional services rendered by KPMG LLP for the audit of Cimarex’s annual financial statements for the years ended December 31, 2013 and December 31, 2012, and fees billed for other services rendered by KPMG LLP during those periods:

	Years Ended December 31,
	2013	2012
Audit Fees(1)	$1,076,127	$1,056,909
Audit-Related Fees(2)	$0	$80,000
Tax Fees(3)	$175,056	$216,001
All Other Fees	$0	$0

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal controls over financial reporting.

(2)

Audit-related fees were principally for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or issued in connection with securities offerings, e.g., comfort letters and consents and assistance in responding to SEC comment letters.

(3)	Tax fees were principally for services related to tax compliance and reporting and analysis services.

Policy for Approval of Audit, Audit-Related and Tax Services

The Audit Committee annually reviews and pre-approves certain categories of audit, audit-related and tax services to be performed by our independent auditors, subject to a specified range of fees. The Audit Committee also may pre-approve specific services. Certain non-audit services as specified by the SEC may not be performed by our independent auditors. The Audit Committee may delegate pre-approval authority to one or more of its members. In the event of any such delegation, any pre-approved decisions will be reported to the Audit Committee at its next scheduled meeting. The services described in the above table were pre-approved by the Audit Committee in 2012 and 2013.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership of, and transactions in, our common stock with the SEC. Based on a review of such reports, and on written representations from our reporting persons, we believe that all reports were timely filed in 2013.

Complaint and Reporting Procedures

We have established complaint and reporting procedures that are posted on our website at www.cimarex.com. Any person, whether or not an employee, who has a concern about the conduct of Cimarex or any of our people, including accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern by calling our confidential hotline, 1-866-519-1898. Any interested party, whether or not an employee, who wishes to communicate directly with non-management directors may call the confidential hotline. The hotline is available 24 hours a day, seven days a week and is completely confidential. Comments will be typed verbatim and will be delivered to a representative with authority to investigate the concern.

CIMAREX ENERGY CO.

2014 EQUITY INCENTIVE PLAN

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CIMAREX ENERGY CO.

2014 EQUITY INCENTIVE PLAN

1.         ESTABLISHMENT AND PURPOSE

1.1          Establishment. Cimarex Energy Co., a Delaware corporation (the “Company”) hereby establishes and adopts the Cimarex Energy Co. 2014 Equity Incentive Plan (the “Plan”).

1.2          Purpose. The purpose of the Plan is to promote the interests of the Company by granting awards to certain employees, directors and other service providers of the Company or its Affiliates as an additional incentive for them to contribute to the long-term financial success of the Company.

2.            DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1          “Affiliate” means (a) any company or other trade or business that controls, is controlled by or is under common control with the Company (including any “Subsidiary” within the meaning of Section 424(f) of the Code) or (b) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.2          “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

2.3          “Award Agreement” means the written agreement, contract or other instrument or document evidencing any Award under the Plan. Award Agreements and other Plan documents may be delivered or accepted electronically using electronic mail, the Internet or any other form of electronic communication. Each Award Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall govern.

2.4          “Board” or “Board of Directors” means the board of directors of the Company.

2.5          “Cause” means, with respect to any Participant, as determined by the Committee and unless otherwise provided in an applicable agreement between the Participant and the Company or an Affiliate, (a) gross negligence or willful misconduct in connection with performance of duties; (b) conviction of a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement, if any, between the Participant and the Company or an Affiliate. Any determination by the Committee whether an event constituting Cause has occurred will be final, binding and conclusive.

2.6          “Change in Control” means and shall be deemed to have occurred upon the occurrence of any one of the following:

(a)           The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the

Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that described in clauses (i) and (ii) of subsection (c) below; or

(b)           During any period of twelve months beginning after the Effective Date, individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director at the beginning of such twelve-month period, whose election, appointment or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)           The closing of a reorganization, share exchange or merger (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 40% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

(d)           The closing of (i) a complete liquidation or dissolution of the Company or, (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 40% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if the transaction is not also a “change in ownership or effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).

2.7          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations, interpretations, and administrative guidance issued thereunder.

2.8          “Committee” means the Compensation and Governance Committee of the Board, or such other committee performing the functions of a compensation committee, or, if such committee of the Board has not been appointed, the Board.

2.9          “Covered Employee” means a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision.

2.10        “Disabled” or “Disability” means, unless otherwise provided in an employment, consulting or other services agreement, if any, or Award Agreement between the Participant and the Company or an Affiliate, the Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

2.11        “Dividend Equivalent” means a right granted under Section 11 to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specific number of Shares.

2.12        “Effective Date” means May 15. 2014, subject to approval of the Plan by the Company’s stockholders on such date. The Plan was approved by the Board on February 25, 2014.

2.13        “Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.14        “Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, or any successor act thereto.

2.15        “Exercise Price” means the exercise price for each Share subject to an Option.

2.16        “Fair Market Value” means, unless otherwise determined by the Committee, the fair market value of a Share as of a particular date, determined as follows: (a) the closing sale price reported for such Share on the national securities exchange or national market system on which such stock is principally traded, or if no sale of Shares is reported for such trading day, on the next preceding day on which a sale was reported, or (b) if the Shares are not then listed on a national securities exchange or national market system, or the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.

2.17        “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more of these persons (or the Participant) own more than fifty percent (50%) of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant or a trust or foundation for the exclusive benefit of any one or more of these persons.

2.18        “Grant Date” means, as determined by the Committee, the latest to occur of (a) the date on which the Committee approves an Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 5, or (c) such other date as may be specified by the Committee in the Award Agreement.

2.19        “Minimum Statutory Withholding” means as defined in Section 12.

2.20        “Non-Employee Director” means a non-employee member of the Board.

2.21        “Option” means a right granted to a Participant to purchase Shares at such time and price, and subject to such other terms and conditions as are set forth in the Plan and Award Agreement. An Option granted under the Plan may be an “Incentive Stock Option” within the meaning of Section 422 of the Code or a “Non-Qualified Stock Option,” which does not meet the requirements of such Code section.

2.22        “Other Stock-Based Award” means an Award that is granted to a Participant under Section 10.

2.23        “Participant” means any Employee, Non-Employee Director or other Service Provider of the Company or an Affiliate who has met the eligibility requirements set forth in Section 5 and to whom an Award has been made under the Plan.

2.24        “Performance Award” means an Award of Performance Shares or Performance Units granted to a Participant under Section 9.

2.25        “Performance Goals” means as defined in Section 9.2.

2.26        “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to the Award are to be measured.

2.27        “Performance Shares” means an Award of Shares granted to a Participant under Section 9, subject to such other terms and conditions as are set forth in the Plan and Award Agreement.

2.28        “Performance Units” means an Award granted to a Participant under Section 9, payable in cash or, in the discretion of the Committee, in Shares or in a combination of cash and Shares, subject to such other terms and conditions as are set forth in the Plan and Award Agreement.

2.29        “Prior Plan” means the Cimarex Energy Co. 2011 Stock Incentive Plan.

2.30        “Restricted Stock” means a Share granted to a Participant under Section 8, which is subject to restrictions set forth in Section 8.3 and to such other terms and conditions as are set forth in the Plan and Award Agreement.

2.31        “Restricted Stock Unit” or “RSU” means a right granted to a Participant under Section 8 to receive, in the discretion of the Committee, Shares, a cash payment equal to the Fair Market Value of Shares or a combination of cash or Shares, subject to such other terms and conditions as are set forth in the Plan and Award Agreement.

2.32        “Restriction Period” means the period during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based upon the passage of time, the achievement of Performance Goals or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Sections 8.3 and 8.4.

2.33        “Securities Act” means the U.S. Securities Act of 1933, as it may be amended from time to time, or any successor act thereto.

2.34        “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Company or an Affiliate. Whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.

2.35        “Service Provider” means an Employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.36        “Share” means a share of common stock, par value $0.01 per share of the Company.

2.37        “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 7 to receive an amount determined in accordance with Section 7.3, subject to such other terms and conditions as are set forth in the Plan and the Award Agreement.

2.38        “Substitute Awards” means Awards granted in substitution for, or in assumption of, outstanding awards previously granted by an entity affiliated with or acquired by the Company, with which the Company combines or from which the Company has separated.

3.            PLAN ADMINISTRATION

3.1          General. The Plan shall be administered by the Committee, which shall have full power and authority to take all actions and to make all determinations as are required or permitted under the Plan.

(a)           In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the eligible individuals described in Section 5, determine the Awards to be made pursuant to the Plan, or Shares to be issued thereunder and the time at which such Awards are to be made, fix the Option Price (or Grant Price), determine the period and manner in which an Option (or Stock Appreciation Right) becomes exercisable, establish the duration and nature of Restricted Stock or Restricted Stock Unit restrictions, establish the terms and conditions of Performance Awards, and establish such other terms and requirements of the various Awards under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form of the Award Agreements that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein.

(b)           Subject to Section 3.4, the Committee may amend, modify, or supplement the terms of any outstanding Award including, but not limited to, amending an Award or exercising discretion under an Award or under the Plan to: (i) accelerate the date on which an Award becomes vested, exercisable, or transferable, (ii) extend the term of any Award, including the period following the termination of the Service Provider’s Service to the Company during which the Award shall remain outstanding, (iii) waive any conditions with regard to vesting, exercisability, or transferability of an Award, and (iv) recognize differences in local law, tax policy, or custom with regard to Awards made to foreign nations or individuals who are employed outside the United States. Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or Stock Appreciation Right that causes the Option or Stock Appreciation Right to become subject to Section 409A of the Code, without the Participant’s written consent; provided, however, appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 13.

(c)           As a condition to any Award, the Committee shall have the right, in its discretion, to require Participants to return to the Company Awards previously granted under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Award shall be upon such terms and conditions as are specified by the Committee at the time the new Award is granted. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Participant. Furthermore, the Committee may annul an Award if the Participant is an Employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

(d)           The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding, final and conclusive for all purposes and on all persons.

3.2          Delegation by the Committee or the Board. The Committee or the Board may, from time to time, delegate to one or more officers of the Company, and the Board may delegate to one or more committees of the Board (including committees of the Board consisting solely of one or more members of the Board who are also officers of the Company), the power and authority to grant or document Awards under the Plan to specified groups of eligible individuals, subject to such restrictions and conditions as the Committee or the Board, in their sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee or the Board shall determine. To the extent that the Committee or the Board has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee’s exercise of authority in determining such terms and conditions shall be construed to include the officer or officers, or the Board committee or committees, to whom the Committee or the Board has delegated the power and authority to make such determination. However, no delegation will be made if it would (a) result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (b) cause Awards intended to qualify as “performance-based” compensation under Section 162(m) of the Code to fail to so qualify, (c) result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act, or (d) be impermissible under the Delaware General Corporation Law.

3.3          Recoupment of Awards. Notwithstanding any other provision of this Plan to the contrary, any Award granted or amount payable or paid under this Plan shall be subject to the terms of any compensation recoupment policy then applicable, if any, of the Company, to the extent the policy applies to such award or amount. By accepting an award or the payment of any amount under the Plan, each Participant agrees and consents to the Company’s application, implementation and enforcement of (a) any such policy and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation and expressly agrees that the Company may take such actions as are permitted under the policy or applicable law without further consent or action being required by such Participant. To the extent that the terms of this Plan and the policy or applicable law conflict, then the terms of the policy or applicable law shall prevail.

3.4          No Repricing. Notwithstanding any other provision of the Plan, no amendment or modification may be made to an outstanding Option or Stock Appreciation Right that (a) reduces the Exercise Price or Grant Price, either by lowering the Exercise Price or Grant Price or by canceling the outstanding Option or Stock Appreciation Right and granting a replacement Option or Stock Appreciation Right with a lower Exercise Price or Grant Price or by cancellation for cash or another Award if the Exercise Price or Grant Price is higher than the current Fair Market Value, or (b) would be treated as a repricing under the rules of the exchange upon which Shares of the Company trade, without the approval of the stockholders of the Company; provided, however, that appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 13.

3.5          Limitations on Authority. The Committee shall, in exercising its discretion under the Plan, comply with all contractual and legal obligations of the Company or the Committee in effect from time to time, whether contained in the Company’s charter, bylaws, or other binding contract, or in the Committee’s charter, or in applicable law.

3.6          Deferral Arrangement. The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish in accordance with Section 409A of the Code, which may include provisions for the payment or crediting of interest or Dividend Equivalents, including converting such credits into deferred stock units.

3.7          No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or any Award Agreement.

3.8          Book Entry. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of electronic or other forms of book-entry.

4.            STOCK SUBJECT TO THE PLAN

4.1          Number of Shares. Subject to adjustment as provided in Section 13, the maximum number of Shares available for issuance under the Plan will be equal to the sum of (a) 4,700,000 Shares plus (b) the number of Shares available for future Awards under the Prior Plan as of the Effective Date of this Plan plus (c) such additional Shares that become available under the Prior Plan or the Plan pursuant to Section 4.3. Subject to adjustment as provided in Section 13, 1,000,000 Shares available under the Plan will be available for issuance pursuant to Incentive Stock Options. Shares issued or to be issued under the Plan shall be either authorized but unissued Shares or, to the extent permitted by applicable law, issued Shares that have been reacquired by the Company or any Subsidiary.

4.2          Individual Award Limits.

(a)           Awards Granted to Eligible Persons Other Than Non-Employee Directors. For purposes of complying with Section 162(m) of the Code, the maximum number of Shares that may be subject to: (i) Options or Stock Appreciation Rights that are granted to an eligible person other than a Non-Employee Director during any calendar year shall be 1,000,000 Shares and (ii) for Awards other than Options or Stock Appreciation Rights that are granted to an eligible person other than a Non-Employee Director during any calendar year shall be limited to 300,000 Shares, in each case for each such Award type individually. The maximum amount that may be paid as a cash-settled Performance Award during a calendar year for a Performance Period to an eligible person other than a Non-Employee Director shall be limited to $5 million dollars. The limitations in this Section 4.2(a) are subject to adjustment as provided in Section 13.

(b)           Awards Granted to Non-Employee Directors. The maximum number of Shares that may be subject to an Award granted to any Non-Employee Director during any calendar year shall be limited to 20,000 Shares for all such Awards in the aggregate, subject to adjustment as provided in Section 13.1

4.3          Share Counting. Shares subject to an Award will be counted as used as of the Grant Date.

(a)           For each Share subject to an Award of an Option or a Stock Appreciation Right, the number of Shares available for issuance under the Plan shall be reduced by one Share. For each Share subject to an Award other than an Option or Stock Appreciation Right, the number of Shares available for issuance under the Plan shall be reduced by 2.38 Shares. The target number of Shares issuable under a Performance Share grant will be counted against the share issuance limit set forth in Section 4.1 as of the Grant Date, but such number will be adjusted to equal the actual number of Shares issued upon settlement of the Performance Shares to the extent different from such target number of Shares.

(b)           Notwithstanding anything to the contrary in Section 4.1, any Shares related to Awards under the Plan or the Prior Plan that terminate unexercised by expiration or are forfeited will be available again for issuance under the Plan in the same amount as such Shares were counted against the limit set forth in Section 4.1.

(c)           The number of Shares available for issuance under the Plan will not be increased by the number of Shares (i) tendered or withheld or subject to an Award granted under the Plan or the Prior Plan surrendered in connection with the Shares upon exercise of an Option, (ii) deducted or delivered from payment of an Award granted under the Plan or the Prior Plan in connection with the Company’s tax withholding obligations pursuant to Section 12, (iii) purchased by the Company with proceeds from Option exercises, or (iv) subject to a SAR granted under the Plan that is settled in Shares that were not issued upon the net settlement or net exercise of such SAR.

5.            ELIGIBILITY AND PARTICIPATION

Awards may be made under the Plan to any Service Provider, as the Committee will determine and designate from time to time. An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.            STOCK OPTIONS

6.1          Grant of Options. Subject to the provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, it its sole discretion; provided that Incentive Stock Options may be granted only to eligible Employees of the Company or of any parent corporation or subsidiary corporation (as permitted by Section 422 of the Code).

6.2          Award Agreement. Each Option granted under the Plan will be evidenced by an Award Agreement that shall specify the Exercise Price, the number of Shares covered by the Option, the maximum duration of the Option, the conditions upon which the Option will become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

(a)           Exercise Price. The Exercise Price for each Option shall be as determined by the Committee and shall be specified in the Award Agreement. The Exercise Price shall be: not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that the foregoing minimum Exercise Price shall not apply to Substitute Awards.

(b)           Number of Shares. Each Award Agreement shall state that it covers a specified number of Shares, as determined by the Committee.

(c)           Term. Each Option shall terminate as set forth in the Award Agreement and all rights to purchase Shares will expire at such time as the Committee shall determine; provided, however, no Option shall be exercisable later than the seventh (7th) anniversary of the Grant Date.

(d)           Restrictions on Exercise. The Award Agreement shall set forth any installment or other restrictions on exercise of the Option during the term of the Option. Each Option shall become exercisable and vest over such period of time, or upon such events, as determined by the Committee. An Award Agreement may provide that the period of time over which an Option other than an Incentive Stock Option may be exercised shall be automatically extended if on the scheduled expiration date of the Option the Participant’s exercise of such Option would violate applicable securities laws or the Company’s insider trading policy as in effect from time to time; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date and the extended exercise period shall end not later than 30 days after the exercise of such Option would first no longer violate such laws or policy (the “Extended Exercise Period”). The Award Agreement may also provide for the automatic exercise of any such Option in which the Fair Market Value of a Share (as determined on the first day of the Extended Exercise Period in which the exercise would no longer violate such laws or policy) exceeds the Exercise Price by delivery to the Participant Shares equal to such excess amount, less any required tax withholding.

6.3          Exercise of Option.

(a)           Manner of Exercise. An Option granted hereunder shall be exercised, in whole or in part, by providing written or electronic notice, on a form provided by the Company, to an employee as designated by the Company, or by complying with any alternative exercise procedures that may be authorized by the Committee, specifying the number of Shares to be purchased and accompanied by full payment of the Exercise Price for the Shares and satisfaction of any tax withholding requirements.

(b)           Payment. A condition to the issuance or other delivery of Shares as to which an Option is exercised shall be the payment of the Exercise Price and satisfaction of any tax withholding requirements. The Exercise Price of an Option shall be payable to the Company in full, in any method permitted under the Award Agreement, including: (i) in cash or in cash equivalents acceptable to the Company; (ii) by tendering (either by actual delivery or by attestation) unrestricted Shares already owned by the Participant on the date of surrender, subject to such terms, conditions and limitations as the Company may determine, to the extent the Shares have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares may be authorized only at the time of grant, (iii) any other method approved or accepted by the Committee in its sole discretion, including, but not limited to (A) a cashless (broker-assisted) exercise that complies with all applicable laws or (B) withholding of Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price or (iv) any combination of the foregoing. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

(c)           Delivery of Shares. Promptly after the exercise of an Option by a Participant and the payment in full of the Exercise Price, such Participant shall be entitled to the issuance of certificates evidencing such Participant’s ownership of the Shares purchased upon exercise of the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of certificates through the use of electronic or other forms of book-entry.

6.4          Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

6.5          Limitations on Incentive Stock Options.

(a)           General; Initial Exercise. Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine necessary to qualify such Option as an Incentive Stock Option. Any Incentive Stock Option granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an Incentive Stock Option under Section 422 of the Code. The aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the Grant Date and each Incentive Stock Option shall be taken into account in the order granted.

(b)           Ten Percent Stockholders. An Incentive Stock Option granted to a Participant who is the holder of record of more than ten percent (10%) of the combined voting power of all classes of stock of the Company shall have an Exercise Price at least equal to one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date of the Option and the term of the Option shall not exceed five (5) years.

(c)           Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares acquired pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), the Participant shall notify the Company of such disposition within ten (10) days thereof.

6.6          Transferability. Except as provided in Section 6.7, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise an Option. Except as provided in Section 6.7, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.

6.7          Family Transfers. If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 6.7, a “not for value” transfer is a transfer which is (a) a gift, or (b) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 6.7, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 6.7 or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement.

6.8        Rights of Holders of Options. An individual holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the Shares) until the Shares covered thereby are fully paid and issued to such individual. Except as provided in Section 13, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

7.         STOCK APPRECIATION RIGHTS

7.1        Grant of Stock Appreciation Rights. Subject to the provisions of this Plan, Stock Appreciation Rights may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights that are granted in tandem with an Option, or any combination thereof.

7.2        Award Agreement. Each Stock Appreciation Right will be evidenced by an Award Agreement that shall specify the Grant Price, the number of Shares covered by the Stock Appreciation Right, the maximum duration of the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan.

(a)        Grant Price. The per Share exercise price (“Grant Price”) for each Stock Appreciation Right shall be determined by the Committee and shall be specified in the Award Agreement. Other than with respect to Substitute Awards, the Grant Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of the Stock Appreciation Right.

(b)        Number of Shares. Each Award Agreement shall state that it covers a specified number of Shares, as determined by the Committee.

(c)        Term. Each Stock Appreciation Right shall terminate and all rights with respect to the Stock Appreciation Right shall expire at such time as the Committee shall determine; provided, however, no Stock Appreciation Rights shall be exercisable later than the seventh (7th) anniversary of the Grant Date.

(d)        Restrictions on Exercise. The Award Agreement shall set forth any installment or other restrictions on exercise of the Stock Appreciation Right during its term. Each Stock Appreciation Right shall become exercisable and vest over such period of time, or upon such events, as determined by the Committee (including based on achievement of Performance Goals or future service requirements). An Award Agreement may provide that the period of time over which a Stock Appreciation Right may be exercised shall be automatically extended if on the scheduled expiration date of the Stock Appreciation Right the Participant’s exercise of such right would violate applicable securities laws or the Company’s insider trading policy as in effect from time to time; provided, however, that during such extended exercise period the Stock Appreciation Right may only be exercised to the extent the right was exercisable in accordance with its terms immediately prior to such scheduled expiration date and the extended exercise period shall end not later than 30 days after the exercise of such Stock Appreciation Right would first no longer violate such laws. The Award Agreement may also provide for the automatic exercise of any such Stock Appreciation Right in which the Fair Market Value of a Share (as determined on the first day of the Extended Exercise Period in which the exercise would no longer violate such laws or policy) exceeds the Grant Price by delivery to the Participant Shares equal to such excess amount, less any required tax withholding.

7.3        Exercise of Stock Appreciation Right. A Participant desiring to exercise a Stock Appreciation Right shall give written or electronic notice, on a form provided by the Company, of such exercise to the Company with the information the Company deems reasonably necessary to exercise the Stock Appreciation Right. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)        The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)        The number of Shares with respect to which the Stock Appreciation Right is exercised.

Notwithstanding the foregoing provisions of this Section 7.3 to the contrary, the Committee may establish and set forth in the Award Agreement a maximum amount per Share that will be payable upon the exercise of a Stock Appreciation Right. At the discretion of the Committee, the payment upon exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination as to the form of settlement shall be set forth in the Award Agreement.

7.4        Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Shares subject to the Option or Stock Appreciation Right that were granted in tandem with such Stock Appreciation Right and Option.

7.5        Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Appreciation Right following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Appreciation Rights issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Any Stock Appreciation Right issued in tandem with an Option shall be exercisable following termination of the Participant’s Service to the same extent that its related Option is exercisable following the Participant’s termination of Service.

7.6        Transferability. A Stock Appreciation Right shall only be transferable upon the same terms and conditions with respect to transferability as are specified in Sections 6.6 and 6.7 with respect to Options.

7.7        Rights of Holders of Stock Appreciation Rights. An individual holding or exercising a Stock Appreciation Right shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the Shares) until the Shares covered thereby are fully paid and issued to such individual. Except as provided in Section 13, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance

8.         RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1        Grant of Restricted Stock or Restricted Stock Units. Subject to the provisions of this Plan, the Committee at any time and from time to time, may grant Shares of Restricted Stock or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

8.2        Award Agreement. Each grant of Restricted Stock or Restricted Stock Units will be evidenced by an Award Agreement that shall specify the Restriction Period, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted and such other provisions as the Committee shall determine.

8.3        Restrictions on Transfer. Except as provided in this Plan or an Award Agreement, the Shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the Restriction Period established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction or any other conditions, as specified by the Committee, in its sole discretion. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

8.4        Forfeiture; Other Restrictions. The Committee may impose such other conditions and restrictions on any shares of Restricted Stock or Restricted Stock Units as it may deem advisable including a requirement that the Participant pay a specified amount to purchase each Share of Restricted Stock, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting following the attainment of the Performance Goals, time-based restrictions or restrictions under applicable laws or under the requirements of any stock exchange or market upon which Shares are then listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

8.5        Restricted Stock Units. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement. Restricted Stock Units may be settled in cash or Shares, or a combination, as determined by the Committee and set forth in the Award Agreement.

8.6        Termination of Service. Unless otherwise provided by the Committee in the applicable Award Agreement, upon the termination of a Participant’s Service with the Company or an Affiliate, any Shares of Restricted Stock or Restricted Stock Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Participant shall have no further rights with respect to such Awards, including but not limited to any right to vote Restricted Stock or any right to receive dividends or Dividend Equivalents with respect to Restricted Stock or Restricted Stock Units.

8.7        Stockholder Privileges. Unless otherwise determined by the Committee and set forth in the Award Agreement:

(a)        A Participant holding Shares of Restricted Stock shall generally have the rights of a stockholder to vote the Shares of Restricted Stock during the Restriction Period. The Committee may provide in an Award Agreement that the holder of such Restricted Stock shall be entitled to receive cash dividends actually paid with respect to the Restricted Stock in accordance with and subject to Section 11.

(b)        A Participant holding Restricted Stock Units shall have no rights of a stockholder of the Company with respect to the Restricted Stock Units. The Committee may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive Dividend Equivalents in accordance with and subject to Section 11.

9.         QUALIFIED PERFORMANCE BASED COMPENSATION

9.1        Grant or Vesting of Award Subject to Objective Performance Goals. The Committee may, in its discretion, condition the grant, vesting, or payment of an Award on the attainment of one or more pre-established objective Performance Goals, in accordance with the “qualified performance based compensation” exception to Section 162(m) of the Code. Subject to the terms of the Plan, the Committee may grant Performance Shares and/or Performance Units in such amounts and upon such terms as the Committee shall determine. A Performance Share or Performance Unit entitles the Participant to receive Shares, cash or a combination, upon the attainment of performance goals and/or satisfaction of other terms and conditions determined by the Committee when the Award is granted and set forth in the Award Agreement.

9.2        Establishment of Performance Goals. All Performance Goals established pursuant to this Section 9.2 shall be objective and shall be established by the Committee within 90 days after the beginning of the period of service to which the Performance Goal relates (and in no event after passage of more than 25% of the period to which the Performance Goal relates). Performance Goals means one or more goals determined by the Committee, in its discretion, with respect to an Award for a Performance Period (the “Performance Goals”). The Performance Goals may provide for a targeted level or levels of performance for a Performance Period based on one or more of the following performance measures: (a) rate of return on exploration capital; (b) stock performance measures (including relative stock price performance); (c) revenue; (d) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (e) funds from operations; (f) funds from operations per share; (g) operating income; (h) pre- or after-tax income; (i) production levels; (j) proved, probable and/or possible reserve levels and/or additions; (k) discounted present value of proved, probable and/or possible reserves; (l) cash available for distribution; (m) cash available for distribution per share; (n) net earnings; (o) earnings per share; (p) return on investment; (q) return on equity; (r) return on assets; (s) share price performance; (t) improvements in the

Company’s attainment of expense levels; (u) implementation or completion of critical projects; (v) return on capital employed; (w) debt, credit or other leverage measures or ratios; (x) capital expenditures; (y) finding and development costs; (z) property or mineral leasehold acquisitions or disposition; (aa) improvement in cash flow, either before or after tax; and any combination or derivation of any of the foregoing. Any Performance Goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may be related to one or any combination of corporate, group, unit, division, Affiliate or individual performance.

The performance measures may, at the discretion of the Committee, be based on pro forma numbers and may, as the Committee specifies, either include or exclude the effect of payment of the incentives payable under this Plan and any other incentive or bonus plans of the Company. The Performance Goals may differ from Participant to Participant. The Committee may, subject to the requirements of Section 162(m) of the Code for Awards intended to be performance-based, provide that the attainment of the Performance Goal shall be measured by appropriately adjusting the evaluation of the attainment of the performance goal to exclude (i) any extraordinary or non-recurring items as described in the applicable accounting rules, (ii) the effect of any changes in accounting principles affecting the reported results of the Company or a business unit, or (iii) any other adjustment consistent with the requirements of Section 162(m) of the Code that is pre-specified by the Committee. The Performance Goals applicable to a particular Award shall be set forth by the Committee in the Award Agreement.

9.3        Value of Performance Shares and Performance Units. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. Each Performance Unit shall have an initial value representing the equivalent of a Share. The Committee shall set Performance Goals in its discretion which, depending upon the extent to which the Performance Goals are achieved, will determine the number and/or value of Performance Shares or Performance Units that will be paid or delivered to the Participant.

9.4        Achievement of Performance Goals; Earning of Awards. Subject to the terms of the Plan, after the applicable Performance Period has been completed, the Committee shall certify prior to the grant, vesting, or payment of any Award that the applicable Performance Goals have been satisfied. Except as may otherwise be provided herein or as may otherwise be contained in the Award Agreement (which provisions shall comply with Section 162(m) of the Code, for Awards intended to comply with such provision), in the event that the Performance Goals are not satisfied, the Award shall not be granted or become vested or payable, as applicable except as otherwise determined by the Committee.

9.5        Payment of Performance Awards. The time and form of payment of Performance Awards earned by the Participant shall be as determined by the Committee and be set forth in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay, deliver or remove restrictions from earned Performance Shares and Performance Units following the Committee’s determination of actual performance against the Performance Goals and/or other terms and conditions established by the Committee. Any such payment, delivery or removal of restrictions on Shares or cash may be made subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. The Committee may provide in an Award Agreement for the payment of Dividend Equivalents in accordance with and subject to Section 11.

9.6        Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares or Performance Unit Awards following termination of Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Awards of Performance Shares or Performance Units and may reflect distinctions based upon the reason for termination.

9.7        Transferability. Except as otherwise provided in an Award Agreement, Performance Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by the laws of descent and distribution.

9.8        Stockholder Rights. A Participant receiving a Performance Share or a Performance Unit Award shall have the rights as a stockholder to vote only such Shares actually issued to the Participant. The Participant’s right, if any, to dividends or Dividend Equivalents with respect to a Performance Share or a Performance Unit Award will be determined in accordance with Section 11 and set forth in the Award Agreement.

10.        OTHER STOCK-BASED AWARDS

From time to time during the duration of this Plan, the Committee may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may (a) acquire Shares under the Plan, whether by purchase, outright grant, or otherwise, or (b) receive an Award, whether payable in cash or in Shares, the value of which is determined, based in whole or in part, on the value of Shares. Any such arrangements shall be subject to the general provisions of this Plan and all cash payments or Shares issued pursuant to such arrangements shall be made under this Plan.

11.        DIVIDENDS AND DIVIDEND EQUIVALENTS

Subject to the terms of the Plan and any applicable Award Agreement, a Participant shall, if so determined by the Committee, be entitled to receive, currently, or on a deferred basis, dividends or Dividend Equivalents, with respect to the Shares covered by the Award. Holders of an Option or Stock Appreciation Right shall not be entitled to receive cash dividend payments or Dividend Equivalents on shares covered by such Awards, except as provided in Section 13. The Committee may provide that any dividends paid on Shares subject to an Award must be reinvested in additional Shares, which may or may not be subject to the same vesting conditions and restrictions applicable to the Award; provided, however, in no event may dividends and Dividend Equivalents be paid on Awards that vest or pay based on the achievement of Performance Goals until and to the extent the Award is earned, although the amounts can be accumulated. Notwithstanding the award of Dividend Equivalents or dividends, a Participant shall not be entitled to receive an extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt. All distributions, if any, received by a Participant with respect to an Award as a result of any split, stock dividend, combination of Shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

12.        TAX WITHHOLDING

The Company (or any Affiliate) shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes, domestic or foreign, of any kind required by law with respect to the vesting of or other lapse of restrictions applicable to Awards or upon the issuance of any Shares or payment of any kind upon the exercise of any Options or Stock Appreciation Rights. At the time of such vesting, lapse, payment, or exercise, the Participant shall pay to the Company or Affiliate any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.

In accordance with any procedures that may be determined by the Committee, the Participant may elect to have Shares withheld or to deliver Shares to satisfy the minimum statutory withholding rates for federal, state and local income taxes and employment taxes that are applicable to supplemental taxable income (“Minimum Statutory Withholding”) obligations. The Participant may elect to satisfy Minimum Statutory Withholding obligations, in whole or in part, (a) by causing the Company or the Affiliate to withhold Shares otherwise issuable to the Participant or (b) by delivering to the Company or the Affiliate Shares already owned by the Participant (for any period as may be required by the Company). The Shares so delivered or withheld shall have an aggregate Fair Market Value not in excess of such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 12 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

13.        EFFECT OF CHANGES IN CAPITALIZATION

13.1      Changes in Stock. The number of Shares for which Awards may be made under the Plan and the individual Award share and dollar limits in Section 4.2 shall be proportionately increased or decreased for any increase or decrease in the number of Shares on account of any recapitalization, reclassification, split, reverse split, combination, exchange, dividend or other distribution payable in Shares, or for any other increase or decrease in such Shares effected without receipt of consideration by the Company occurring after the Effective Date (any such event hereafter referred to as a “Corporate Event”). In addition, subject to the exception set forth in the second sentence of Section 13.4, the number and kind of shares for which Awards are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of Shares on account of any Corporate Event. Any such adjustment in outstanding Options or Stock Appreciation Rights shall not increase the aggregate Exercise Price or Grant Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or Stock Appreciation Right, as applicable, and the adjustment shall comply with the requirements under Section 409A of the Code. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company shall proportionately adjust (a) the number and kind of shares subject to outstanding Awards and/or (b) the Exercise Price per share of outstanding Options and the Grant Price of outstanding Stock Appreciation Rights to reflect such distribution. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 13.1, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

13.2      Change in Control.

(a)        Stock Options and SARs. Upon the occurrence of a Change in Control, the unvested portion, if any, of outstanding Options and SARs shall become immediately and automatically vested. In addition, the Company or successor or purchaser, as the case may be, may make adequate provision for the assumption of the outstanding Options or SARs or the substitution of new options or SARs for the outstanding Options or SARs on terms comparable to the outstanding Options and SARs. The Committee may provide that any Options or SARs that are outstanding at the time the consummation of the Change in Control shall expire at the time of the closing so long as the Participants are provided with at least 45 days advance notice of expiration. The Committee need not take the same action with respect to all outstanding Options or SARs.

(b)        Restricted Stock and Restricted Stock Units. Upon the occurrence of a Change in Control, the unvested portion of a Restricted Stock Award shall become immediately and automatically vested and payable; the unvested portion of a Restricted Stock Unit Award shall become immediately and automatically vested and payable at the time provided in Section 13.2(d).

(c)        Performance Shares and Performance Units. Upon the occurrence of a Change in Control, the Performance Period for each outstanding unvested Performance Share Award and Performance Unit Award shall be deemed to be completed immediately prior to the Change in Control. The Committee shall certify the extent to which the applicable Performance Goals have been satisfied based on the results achieved during the actual Performance Period, including any adjustment necessary to take into account the actual date of the Change in Control. Notwithstanding the foregoing, for Performance Awards intended as qualifying performance-based awards, any accelerated vesting or payout shall be subject to such adjustment as required by Section 162(m) of the Code.

(d)        Section 409A and Change in Control. If an Award subject to Section 13.2(b) or 13.2(c) is exempt from the requirements of Section 409A of the Code, it shall be paid within 30 days following the termination or resignation. If an Award is subject to the requirements of Section 409A, then it shall be paid within the 30-day period following the six month anniversary of the Participant’s “separation from service” (within the meaning of Section 409A of the Code). If a Participant’s termination or resignation is not a “separation from service” or the payment event is not a Section 409A distribution event, subject to the requirements of Section 409A of the Code, the Award shall be paid as of the earlier of the time specified in the Award Agreement or one day after the six month anniversary of the date the Participant has a separation from service following the Change in Control.

The Committee need not take the same action with respect to all outstanding Awards or to all outstanding Awards of the same type.

13.3      Reorganization in Which the Company Is the Surviving Entity and in Which No Change in Control Occurs. Subject to the exception set forth in the second sentence of Section 13.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change in Control occurs, any Award theretofore made pursuant to the Plan shall pertain to and apply solely to the securities to which a holder of the number of securities subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, and, in the case of Options and Stock Appreciation Rights, with a corresponding proportionate adjustment of the Exercise Price or Grant Price per share so that the aggregate Exercise Price or Grant Price thereafter shall be the same as the aggregate Exercise Price or Grant Price of the Shares remaining subject to the Option or Stock Appreciation Right immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing any other Award, any restrictions applicable to such Award shall apply as well to any replacement Shares received by the Participant as a result of the reorganization, merger or consolidation. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 13.3, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

13.4      Adjustment. Adjustments under Section 13 related to Shares or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The Committee may provide in the Award Agreements at the time of Award, or pursuant to any other arrangement or agreement at any time with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 13.1, 13.2 and 13.3. Notwithstanding the foregoing, any different provisions or changes to provisions contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

13.5      No Limitations on the Company. The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

14.        REQUIREMENTS OF LAW

14.1      General. The Company shall not be required to issue or sell any Shares under any Award if the issuance or sale of such Shares would constitute a violation by the Participant, any other individual exercising an Option or Stock Appreciation Right, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Participant or any other individual exercising an Option or Stock Appreciation Right pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to issue or sell such Shares unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance or sale of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2      Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.        GENERAL PROVISIONS

15.1      Disclaimer of Rights. No provision in the Plan, in any Award or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

15.2      Nontransferability of Awards. Except as provided in Sections 6.6, 6.7 and 7.6 or otherwise at the time of grant or thereafter, no right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subject to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Participant’s rights and interests in Awards shall only be transferable by will or the laws of descent and distribution to the extent provided under this Plan, and payment of any amounts due thereunder shall be made to, and exercise of any Option or Stock Appreciation Right may be made by, the Participant’s legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is unable to care for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

15.3      Changes in Accounting or Tax Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to any Award shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

15.4      Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable.

15.5      Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

15.6      Other Award Agreement Provisions. Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

15.7      Other Employee Benefits. The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of Shares received upon such exercise, the vesting of any Restricted Stock, receipt of Performance Shares, distributions with respect to

Restricted Stock Units or Performance Units, or Other Stock-Based Awards shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such employee are determined, including without limitation, benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan, except as may be specifically be provided otherwise under the terms of such other employee benefit plan or program.

15.8      Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.9      Governing Law. The validity and construction of this Plan and the Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the Award Agreements to the substantive laws of any other jurisdiction.

15.10    Section 409A. Notwithstanding anything in this Plan to the contrary, the Plan and Awards made under the Plan are intended to comply with the requirements imposed by Section 409A of the Code. If any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Award will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award. The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code) becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a “separation of service” (as defined under Section 409A of the Code), such payment shall not occur until the date that is six months plus one day from the date of such “separation from service.” Any amount that is otherwise payable within the six (6) month period described herein will be aggregated and paid in a lump sum amount without interest.

16.        AMENDMENT, MODIFICATION AND TERMINATION

16.1      Amendment, Modification, and Termination. Subject to Sections 3.2, 15.10 and 16.2, the Board may at any time terminate, and from time to time may amend or modify the Plan; provided, however, that no amendment or modification may become effective without approval of the stockholders of the Company if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

16.2      Awards Previously Granted. Except as otherwise may be required under Section 15.10, notwithstanding Section 16.1 to the contrary, no amendment, modification or termination of the Plan or any Award Agreement shall adversely affect in any material way any previously granted Award, without the written consent of the Participant holding such Award.

17.        STOCKHOLDER APPROVAL; EFFECTIVE DATE OF PLAN

The initial effective date of the Plan is May 15, 2014, subject to the approval of the Company’s stockholders at the 2014 Annual Meeting of Stockholders on that date. The Plan was approved by the Board on February 25, 2014, subject to the approval of the Company’s stockholders. No amount shall be paid to any Participant under the Plan unless such stockholder approval has been obtained within the period ending 12 months after the date the Plan was adopted by the Board.

18.        DURATION

Unless sooner terminated by the Board, this Plan shall terminate automatically on May 15, 2024, which is 10 years from the Effective Date. After the Plan terminates, no Awards may be granted. Awards outstanding at the time the Plan terminates shall remain outstanding in accordance with the terms and conditions of the Plan and the Award Agreement.

PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS CIMAREX ENERGY CO. The undersigned appoints Thomas E. Jordan and Francis B. Barron as proxies, with power to act without the other and with power of substitution, and authorizes them to represent and vote, as designated on the other side, all the shares of common stock of Cimarex Energy Co. held of record by the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Shareholders to be held at the Hyatt Regency Tulsa, 100 East Second Street, Tulsa, Oklahoma 74103, on May 15, 2014, at 9:00 a.m., Central Daylight Time, or any adjournment thereof. For participants in the Cimarex 401(k) Plans, this proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is given, if the card is not signed, or if the card is not received prior to 11:59 p.m., Eastern Daylight Time, on May 12, 2014, the Plan's Trustee will vote your shares held in the Plan in the same proportion as shares were voted by other Plan participants. (Continued, and to be marked, dated and signed, on the other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 15, 2014. The Proxy Statement and our 2013 Annual Report to Shareholders are available at: http:/ /www.allia nceproxy.com/cimarex/2014

Please mark your votes like this . THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL THE NOMINEES LISTED UNDER PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, AND 4. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The Board of Directors recommends a vote FOR all the nominees listed under Proposal 1 and FOR Proposals 2, 3, and 4. The Board of Directors recommends a vote FOR all the nominees listed below: 1. Election of four Class III directors: The Board of Directors recommends you vote FOR the following proposals: FOR AGAINST 2. Advisory vote to approve executive compensation 3. Approve 2014 Equity Incentive Plan 4. Ratify the appointment of KPMG LLP as our independent auditors for 2014 FOR AGAINST ABSTAIN (01) David A. Hentschel (02) Thomas E. Jorden (03) Floyd R. Price (04) L. Paul Teague I plan on attending the meeting NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian please give full title as such Signature Signature (if held jointly) Date: , 2014 CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CIMAREX ENERGY CO. As a shareholder of Cimarex Energy Co., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 14, 2014. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. ABSTAIN